Table of Contents 78 Item 8. Financial Statements and Supplementary Data FIRST FOUNDATION INC INDEX TO CONSOLIDATED FINANCIAL STATEMENTS Report of Independent Registered Public Accounting Firm on the Consolidated Financial Statements (ID 173) 79 Consolidated Balance Sheets: December 31, 2025 and December 31, 2024 83 Consolidated Statements of Operations: Years Ended December 31, 2025, December 31, 2024, and December 31, 2023 84 Consolidated Statements of Comprehensive Income (Loss): Years Ended December 31, 2025, December 31, 2024, and December 31, 2023 85 Consolidated Statements of Changes in Shareholders’ Equity: Years Ended December 31, 2025, December 31, 2024, and December 31, 2023 86 Consolidated Statements of Cash Flows: Years Ended December 31, 2025, December 31, 2024, and December 31, 2023 87 Notes to the Consolidated Financial Statements 88

Table of Contents 79 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Shareholders and the Board of Directors of First Foundation Inc. Dallas, Texas Opinions on the Financial Statements and Internal Control over Financial Reporting We have audited the accompanying consolidated balance sheets of First Foundation Inc. (the "Company") as of December 31, 2025 and 2024, the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the "financial statements"). We also have audited the Company’s internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, because of the effects of the material weakness discussed in the following paragraph, the Company has not maintained, in all material respects, effective internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control – Integrated Framework: (2013) issued by COSO. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The following material weakness has been identified and included in management's report: the company did not maintain effective internal controls over maintaining entity level controls related to control environment, risk assessment and monitoring, the allowance for credit losses and internal controls over the timely review of service organization reports. We considered these material weaknesses identified above in determining the nature, timing, and extent of audit tests applied in our audit of the 2025 consolidated financial statements, and our opinion on Internal Control over Financial Reporting does not affect our opinion on the financial statements. Basis for Opinions The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A. Our responsibility is to express an opinion on the Company’s financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as

Table of Contents 80 evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provides a reasonable basis for our opinions. Definition and Limitations of Internal Control Over Financial Reporting A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Critical Audit Matter The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates. Critical Audit Matter – Allowance for Credit Losses (ACL) – Pooled Loans The ACL (as described in Note 1 and presented in Note 5) is an estimate of lifetime expected credit losses inherent in financial assets at the balance sheet date. As of December 31, 2025, the ACL of $93.9 million attributable to loans held for investment consists of 1) an allowance of $17.6 million on collateral dependent loans and 2) an allowance of $76.3 million on loans collectively evaluated for impairment. The ACL is estimated using relevant available information based on past events, current conditions, and reasonable and supportable forecasts of future economic conditions. The Company measures expected credit losses of loans on a pool basis when the loans share similar risk characteristics. Depending on the nature of the pool of loans with similar risk characteristics, the Company estimates credit losses by applying a pool-specific probability of default (“PD”) and loss given default (“LGD”) rate to the expected exposure at default (“EAD”) over the contractual life of the loans, or a historical loss rate method. The Company applies a two-year forecast and gradually reverts to historical loss experience and also applies qualitative adjustments. Qualitative adjustments primarily relate to segments of the loan portfolio deemed by management to be of a higher-risk profile or other factors where management believes the quantitative component of the ACL model may not be fully reflective of levels deemed adequate in the judgment of management. We determined that auditing the ACL on pooled loans was a critical audit matter because of the extent of auditor judgment and effort to evaluate the subjective and complex judgments made by management and our response to the material weakness. The principal considerations resulting in our determination included the following:

Table of Contents 81 ● Significant auditor judgment and audit effort were required to evaluate reasonableness of the PD, LGD and EAD assumptions ● Significant auditor judgment and audit effort were required to evaluate the application of the reasonable and supportable forecast of economic variables ● Significant auditor judgment, audit effort, and auditor subjectivity in applying audit procedures to evaluate the qualitative adjustments used in the calculation ● Significant audit effort related to the relevance and reliability of the high volume of loan level data used in the model The primary procedures we performed to address the critical audit matter included: ● With the assistance of our internal specialists, evaluating the reasonableness of the PD, LGD, and EAD model assumptions, loan segmentation, the application of the reasonable and supportable forecasts of economic variables, and the conceptual design of the credit loss estimation models, including conducting a model assumption sensitivity analysis. ● Evaluating the reasonableness of management's judgments and assumptions related to the assessed level of risk for qualitative adjustments and the resulting allocations. ● Evaluating the relevance and reliability of internal loan data and external data used in the ACL estimate on pooled loans ● Testing the mathematical accuracy of the PD, LGD and EAD model on a pooled loan level. Crowe LLP We have served as the Company's auditor since 2024. Dallas, Texas March 16, 2026

Table of Contents 82 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM To the shareholders and Board of Directors of First Foundation Inc. Opinion on the Consolidated Financial Statements We have audited the accompanying consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for the year ended December 31, 2023 of First Foundation Inc. and subsidiaries (the “Company”), and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America. Basis for Opinion These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion. /s/ Eide Bailly LLP We served as the Company’s auditor from 2007 to 2023. Such date incorporates the acquisition of certain assets of Vavrinek, Trine, Day & Co., LLP, by Eide Bailly LLP in 2019. Laguna Hills, California February 28, 2024

Table of Contents 83 FIRST FOUNDATION INC. CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share amounts) December 31, 2025 2024 ASSETS Cash and cash equivalents $ 1,624,870 $ 1,016,132 Securities available-for-sale ("AFS"), at fair value (amortized cost of $2,426,995 and $1,335,225 at December 31, 2025 and December 31, 2024 respectively; net of allowance for credit losses of $557 and $4,134 at December 31, 2025 and December 31, 2024 respectively) 2,430,475 1,313,885 Securities held-to-maturity ("HTM") (fair value of $587,289 and $636,840 at December 31, 2025 and December 31, 2024, respectively) 634,333 712,105 Loans held for sale ("LHFS") 261,448 1,285,819 Loans held for investment 6,729,178 7,941,393 Less: Allowance for credit losses (93,850) (32,302) Total loans held for investment, net 6,635,328 7,909,091 Investment in Federal Home Loan Bank ("FHLB") stock 43,616 37,869 Accrued interest receivable 45,822 54,804 Deferred taxes, net — 76,650 Premises and equipment, net 34,663 35,806 Real estate owned ("REO") 6,210 6,210 Bank owned life insurance 51,405 49,993 Core deposit intangibles 2,400 3,558 Derivative assets 8,785 5,086 Other assets 124,722 138,257 Total Assets $ 11,904,077 $ 12,645,265 LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities: Deposits $ 9,284,570 $ 9,870,279 Borrowings 1,430,518 1,425,369 Subordinated debt 173,521 173,459 Derivative liabilities 6,938 — Accounts payable and other liabilities 95,943 122,795 Total Liabilities 10,991,490 11,591,902 Shareholders’ Equity Preferred stock, $0.001 par value, 29,521 shares issued and outstanding at December 31, 2025 and 29,811 shares issued and outstanding at December 31, 2024 86,797 87,649 Common stock, $0.001 par value; 200,000,000 shares authorized at December 31, 2025 and December 31, 2024; 82,884,401 shares and 82,365,388 shares issued and outstanding, respectively 83 82 Additional paid-in-capital 855,270 849,509 Retained (deficit) earnings (30,119) 125,038 Accumulated other comprehensive income (loss) 556 (8,915) Total Shareholders’ Equity 912,587 1,053,363 Total Liabilities and Shareholders’ Equity $ 11,904,077 $ 12,645,265 (See accompanying notes to the consolidated financial statements)

Table of Contents 84 FIRST FOUNDATION INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share and per share amounts) For the Year Ended December 31, 2025 2024 2023 Interest income: Loans $ 388,466 $ 474,322 $ 488,718 Securities 93,613 81,949 39,912 FHLB Stock, fed funds sold and interest-bearing deposits 58,910 54,725 45,061 Total interest income 540,989 610,996 573,691 Interest expense: Deposits 283,926 358,515 310,760 Borrowings 62,312 62,988 53,791 Subordinated debt 7,348 6,849 6,835 Total interest expense 353,586 428,352 371,386 Net interest income 187,403 182,644 202,305 Provision (reversal) for credit losses 64,306 20,700 (482) Net interest income after provision for credit losses 123,097 161,944 202,787 Noninterest income: Asset management, consulting and other fees 34,373 36,229 35,272 (Loss) gain on sale of loans (9,566) 5,068 — Gain on sale of securities available-for-sale 5,930 1,204 2,304 Capital market activities 6,185 (119,138) — Gain on sale of REO — 679 — Other income 10,452 10,086 11,775 Total noninterest income 47,374 (65,872) 49,351 Noninterest expense: Compensation and benefits 96,652 83,917 84,297 Occupancy and depreciation 34,695 37,502 36,809 Professional services and marketing costs 33,188 17,997 15,184 Customer service costs 44,110 63,586 76,806 Goodwill impairment — — 215,252 Other expenses 33,371 30,450 23,854 Total noninterest expense 242,016 233,452 452,202 Loss before income taxes (71,545) (137,380) (200,064) Income tax expense (benefit) 83,612 (44,973) (1,000) Net loss $ (155,157) $ (92,407) $ (199,064) Net loss per share: Basic $ (1.88) $ (1.41) $ (3.53) Diluted $ (1.88) $ (1.41) $ (3.53) Shares used in computation: Basic 82,506,015 65,598,430 56,426,093 Diluted 82,506,015 65,598,430 56,426,093 (See accompanying notes to the consolidated financial statements)

Table of Contents 85 FIRST FOUNDATION INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (In thousands) For the Year Ended December 31, 2025 2024 2023 Net loss $ (155,157) $ (92,407) $ (199,064) Other comprehensive income, net of tax: Unrealized holding gains (losses) on securities arising during the period 20,570 2,863 (1,594) Reclassification adjustment for gain included in net income (4,195) (852) (1,630) Total change in unrealized gain on available-for-sale securities 16,375 2,011 (3,224) Unrealized gain (loss) on cash flow hedge arising during this period (6,304) 5,324 — Reclassification adjustment for gain included in net income — (1,673) — Total change in unrealized loss on cash flow hedge (6,304) 3,651 — Amortization of unrealized loss on securities transferred from available-for-sale to held-to-maturity (600) (390) 980 Total other comprehensive income (loss) 9,471 5,272 (2,244) Total comprehensive loss $ (145,686) $ (87,135) $ (201,308) (See accompanying notes to the consolidated financial statements)

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FIRST FOUNDATION INC.
CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY

(In thousands, except share amounts)

	Common Stock		Preferred Stock		Convertible Warrants		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Number of Shares	Amount	Number of Shares	Amount	Number of Warrants	Amount				
Balance: December 31, 2022	56,325,242	$ 56	—	$ —	—	—	$ 719,606	$ 426,659	$ (11,943)	$ 1,134,378
Net loss	—	—	—	—	—	—	—	(199,064)	—	(199,064)
Other comprehensive loss	—	—	—	—	—	—	—	—	(2,244)	(2,244)
Stock based compensation	—	—	—	—	—	—	1,674	—	—	1,674
Cash dividend	—	—	—	—	—	—	—	(9,020)	—	(9,020)
Issuance of common stock:										
Exercise of options	—	—	—	—	—	—	158	—	—	158
Stock grants – vesting of restricted stock units	19,500	—	—	—	—	—	—	—	—	—
Repurchase of shares from restricted shares vesting	158,478	—	—	—	—	—	—	—	—	—
Conversion of preferred shares to common shares	(35,597)	—	—	—	—	—	(539)	—	—	(539)
Balance: December 31, 2023	56,467,623	$ 56	—	$ —	—	$ —	$ 720,899	$ 218,575	$ (14,187)	$ 925,343
Net loss	—	—	—	—	—	—	—	(92,407)	—	(92,407)
Other comprehensive income	—	—	—	—	—	—	—	—	5,272	5,272
Stock based compensation	—	—	—	—	—	—	1,954	—	—	1,954
Cash dividend	—	—	—	—	—	—	—	(1,130)	—	(1,130)
Issuance of common stock:										
Stock grants – vesting of restricted stock units	119,040	—	—	—	—	—	—	—	—	—
Issuance of common stock	11,308,676	11	—	—	—	—	35,307	—	—	35,318
Stock repurchase	—	1	—	—	—	—	(1)	—	—	—
Repurchase of shares from restricted shares vesting	(19,951)	—	—	—	—	—	(149)	—	—	(149)
Issuance of warrants	—	—	—	—	6	54,219	—	—	—	54,219
Issuance costs	—	—	—	(8,210)	—	(3,215)	(2,094)	—	—	(13,519)
Issuance of preferred shares	—	—	44,301	138,462	—	—	—	—	—	138,462
Conversion of preferred shares to common shares	14,490,000	14	(14,490)	(42,603)	—	—	42,589	—	—	—
Other	—	—	—	—	—	—	—	—	—	—
Balance: December 31, 2024	82,365,388	$ 82	29,811	$ 87,649	6	$ 51,004	$ 798,505	$ 125,038	$ (8,915)	$ 1,053,363
Net loss	—	—	—	—	—	—	—	(155,157)	—	(155,157)
Other comprehensive income	—	—	—	—	—	—	—	—	9,471	9,471
Stock based compensation	—	—	—	—	—	—	5,342	—	—	5,342
Issuance of common stock:										
Stock grants – vesting of restricted stock units	308,906	—	—	—	—	—	—	—	—	—
Repurchase of shares from restricted shares vesting	(79,893)	—	—	—	—	—	(433)	—	—	(433)
Conversion of preferred stock to common shares	290,000	1	(290)	(852)	—	—	852	—	—	1
Balance: December 31, 2025	82,884,401	$ 83	29,521	$ 86,797	6	$ 51,004	$ 804,266	$ (30,119)	$ 556	$ 912,587

(See accompanying notes to the consolidated financial statements)

86

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FIRST FOUNDATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Year Ended December 31,		
	2025	2024	2023
Cash Flows from Operating Activities:			
Net loss	$ (155,157)	$ (92,407)	$ (199,064)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:			
Goodwill impairment	—	—	215,252
Provision for credit losses - loans and other liabilities	65,483	22,149	871
Provision (reversal) for credit losses - securities AFS	(216)	(956)	752
Stock–based compensation expense	5,342	1,954	1,674
Depreciation and amortization	4,374	4,758	4,426
Deferred tax benefit	(25,051)	(49,773)	(3,612)
Valuation allowance on deferred tax asset	98,664	—	—
Amortization of premium (discount) on securities	4,104	(10,168)	(6,377)
Amortization of core deposit intangible	1,158	1,390	1,635
Amortization of mortgage servicing rights - net	2,114	1,827	2,138
Amortization of sub debt - net	62	62	62
Gain on sale of REO	—	(679)	—
Loss (gain) on sale of loans	9,566	(5,068)	—
Gain on sale of securities available-for-sale	(5,930)	(1,204)	(2,304)
Loss (gain) from hedging activities	11,899	(1,204)	—
LHFS LOCOM adjustment at time of transfer	—	136,683	—
Change in fair value of LHFS	(21,197)	(15,874)	—
Amortization of OCI - securities transfer to HTM	(600)	(382)	980
Valuation allowance on mortgage servicing rights - net	—	(2,753)	(1,771)
Decrease in accrued interest receivable and other assets	9,120	19,533	11,224
Decrease in accounts payable and other liabilities	(35,640)	(16,610)	(17,900)
Net cash (used in) provided by operating activities	(31,905)	(8,722)	7,986
Cash Flows from Investing Activities:			
Net decrease in loans	1,242,213	344,929	540,971
Proceeds from sale of loans	1,003,933	471,504	—
Proceeds from sale of REO	—	2,850	—
Purchase of premises and equipment	(3,316)	(2,726)	(8,211)
Disposals of premises and equipment	86	46	—
Proceeds from sale of land	—	1,650	—
Loss on sale of land	—	391	—
Purchases of securities AFS	(2,031,746)	(1,871,576)	(667,467)
Proceeds from sale of securities available-for-sale	668,515	749,020	176,383
Maturities of securities AFS	274,633	531,342	17,202
Maturities of securities HTM	76,425	76,320	73,152
Impairment of securities AFS	(3,361)	(3,130)	—
Net (increase) decrease in FHLB stock	(5,747)	(13,256)	745
Net cash provided by (used in) investing activities	1,221,635	287,364	132,775
Cash Flows from Financing Activities:			
Increase (decrease) in deposits	(585,709)	(818,653)	326,320
Proceeds from FHLB & FRB advances	1,600,100	2,793,475	92,744,127
Repayments on FHLB & FRB advances	(1,600,100)	(2,738,463)	(92,204,139)
Net change in federal funds purchased	—	—	(200,000)
Net increase (decrease) in line of credit	12,500	—	(20,000)
Net decrease in repurchase agreements	(7,351)	(38,699)	(107,534)
Dividends paid	—	(1,130)	(9,020)
Proceeds from exercise of stock options	—	—	158
Proceeds from issuance of common stock	1	35,318	—
Proceeds from issuance of preferred stock	—	138,462	—
Proceeds from issuance of convertible warrants	—	54,219	—
Equity issuance costs	—	(13,519)	—
Repurchase of stock	(433)	(149)	(538)
Net cash (used in) provided by financing activities	(580,992)	(589,139)	529,374
Increase (decrease) in cash and cash equivalents	608,738	(310,497)	670,135
Cash and cash equivalents at beginning of year	1,016,132	1,326,629	656,494
Cash and cash equivalents at end of period	$ 1,624,870	$ 1,016,132	$ 1,326,629
Supplemental disclosures of cash flow information:			
Cash paid during the period for:			
Income taxes	$ —	$ 177	$ (5,484)
Interest	$ 352,155	$ 400,643	$ 329,198
Noncash transactions:			
Transfer of loans to loans held for sale	$ —	$ 1,914,186	$ —
Conversion of preferred stock into common stock	$ 852	$ —	$ —
Right of use lease assets and liabilities recognized	$ 1,963	$ 8,247	$ 1,019
Transfer of loans to REO	$ —	$ —	$ 2,171
Chargeoffs against allowance for credit losses - loans	$ 2,071	$ 18,414	$ 5,249
Chargeoffs against allowance for credit losses - securities	$ 3,361	$ 3,130	$ 3,971
Mortgage servicing rights from loan sales	$ 3,847	$ 2,753	$ —

(See accompanying notes to the consolidated financial statements)

87

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS Years Ended December 31, 2025, 2024, and 2023 88 NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Business First Foundation Inc. (“FFI”) is a financial services holding company whose operations are conducted through its wholly owned subsidiaries: First Foundation Advisors (“FFA”) and First Foundation Bank (“FFB” or the “Bank”) and the wholly owned subsidiaries of FFB, First Foundation Public Finance (“FFPF”), and Blue Moon Management, LLC (collectively the “Company”). FFI also has two inactive wholly owned subsidiaries, First Foundation Consulting (“FFC”) and First Foundation Advisors, LLC (“FFA LLC”). FFI is incorporated in the state of Delaware. The corporate headquarters for FFI is located in Dallas, Texas. The Company provides a comprehensive platform of financial services to individuals, businesses and other organizations and has offices in California, Nevada, Florida, Texas, and Hawaii. FFA, established in 1985 and incorporated in the state of California, began operating in 1990 as a fee-based registered investment advisor. FFA provides (i) investment management and financial planning services for high net-worth individuals, retirement plans, charitable institutions and private foundations; (ii) financial, investment and economic advisory and related services to high net-worth individuals and their families, family-owned businesses, and other related organizations; and (iii) support services involving the processing and transmission of financial and economic data for charitable organizations. At the end of 2025, these services were provided to approximately 1,300 clients, primarily located in Southern California, with an aggregate of $5.1 billion of assets under management. The Bank commenced operations in 2007, is incorporated in the state of California and currently operates in California, Nevada, Florida, Texas, and Hawaii. The Bank offers a wide range of deposit instruments including personal and business checking and savings accounts, interest-bearing negotiable order of withdrawal accounts, money market accounts, and time certificates of deposit (“CD”) accounts. As a lender, the Bank originates, and retains for its portfolio, loans secured by real estate and commercial loans. The Bank also offers a wide range of specialized services including trust services, on-line banking, remote deposit capture, merchant credit card services, ATM cards, Visa debit cards, and business sweep accounts. The Bank has a state non-member bank charter and is subject to continued examination by the California Department of Financial Protection and Innovation, the FDIC, and the Consumer Financial Protection Bureau CFPB. Basis of Presentation and Use of Estimates The consolidated financial statements have been prepared in conformity with U.S. GAAP. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses during the reporting periods and related disclosures. Actual results could differ significantly from those estimates. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company balances and transactions have been eliminated in consolidation. Variable Interest Entities The Company may have variable interests in Variable Interest Entities (“VIEs”) arising from debt, equity or other monetary interests in an entity, which change with fluctuations in the fair value of the entity’s assets. VIEs are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses, or do not have the right to receive the residual returns of the entity. The primary beneficiary of a VIE (i.e., the party that has a controlling financial interest) is required to consolidate the assets and liabilities of the VIE. The primary beneficiary is the party that has both (1) the power to direct the activities of an entity that most significantly impact the VIE’s economic

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 89 performance; and (2) through its interests in the VIE, the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company has sold loans, in 2025, 2024, 2021, 2020, 2019, 2018, 2016 and 2015, through securitizations sponsored by a government sponsored entity, Freddie Mac, who also provided credit enhancement of the loans through certain guarantee provisions. The Company retained the right to provide servicing for the loans except for special servicing for which an unrelated third party was engaged by the VIE. For the 2016 and 2015 securitizations, the Company acquired the “B” piece of the securitizations, which is structured to absorb any losses from the securitizations, as well as interest only strips from the securitization. For the 2025, 2024, 2021, 2020, 2019, and 2018 securitizations, the Company provides collateral to support its obligation to reimburse for credit losses incurred on loans in the securitization. Because the Company does not act as the special servicer for the VIE and because of the power of Freddie Mac over the VIE that holds the assets from the mortgage loan securitizations, the Company is not the primary beneficiary of the VIE and therefore the VIE is not consolidated. Cash and Cash Equivalents Cash and cash equivalents include cash, due from banks, certificates of deposits with original maturities of less than ninety days, investment securities with original maturities of less than ninety days, money market mutual funds and federal funds sold. At times, the Company maintains cash at major financial institutions in excess of FDIC insured limits. However, as the Company places these deposits with major well-capitalized financial institutions and monitors the financial condition of these institutions, management believes the risk of loss to be minimal. The Company maintains most of its excess cash at the Federal Reserve Bank, with well-capitalized correspondent banks or with other depository institutions at amounts less than the FDIC insured limits. At December 31, 2025, included in cash and cash equivalents were $1.5 billion in funds held at the Federal Reserve Bank. Certificates of Deposit From time to time, the Company may invest funds with other financial institutions through certificates of deposit. Certificates of deposit are included as cash and cash equivalents. Certificates of deposit are carried at cost. Investment Securities Investment securities for which the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Investment securities classified as trading are those securities that are bought and held principally for the purpose of selling them in the near term. Investments not classified as trading securities nor as held-to-maturity securities are classified as available-for-sale securities and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders’ equity. Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method. The interest method takes into consideration prepayments received on investment securities such as mortgage-backed securities as the amortization or accretion is based on the estimated average lives of the securities. Loan Origination Fees and Costs Loan origination fees and direct costs associated with lending are deferred and amortized to interest income as an adjustment to yield over the respective lives of the loans using the interest method. The amortization of deferred fees and costs is discontinued on loans that are placed on nonaccrual status. When a loan is paid off, any unamortized deferred fees and costs are recognized in interest income.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 90 Loans Held for Investment Loans held for investment are reported at the principal amount outstanding, net of cumulative charge-offs, interest applied to principal (for loans accounted for using the cost recovery method), unamortized net deferred loan origination fees and costs and unamortized premiums or discounts on purchased loans. Interest on loans is accrued and recognized as interest income at the contractual rate of interest. When a loan is designated as held for investment, the intent is to hold these loans for the foreseeable future or until maturity or payoff. If subsequent changes occur, the Company may change its intent to hold these loans. Once a determination has been made to sell such loans, they are immediately transferred to loans held for sale and carried at the lower of cost or fair value. Loans Held for Sale Loans designated for sale through securitization or in the secondary market are classified as loans held for sale. Loans held for sale are accounted for at the lower of amortized cost or fair value. The fair value of loans held for sale is based upon a discounted cash flow model which involves estimating the future cash flows from the loans in the portfolio and discounting to a present value. Contractual cash flows associated with the loans are adjusted to reflect certain assumptions, such as prepayment, default, and loss severity assumptions, to form expected prepayment and credit-adjusted expected cash flows. The expected cash flows are then discounted to present value at a rate of return which considers other costs and risks, such as market risk and liquidity. Related gains and losses are recognized in net gain on mortgage loan origination and sale activities. Loans held for sale balances were recorded at their fair value and totaled $261 million and $1.3 billion as of December 31, 2025, and 2024, respectively. Nonaccrual Loans Loans are placed on nonaccrual status when the full and timely collection of principal and interest is doubtful, generally when the loan becomes 90 days or more past due for principal or interest payment. All payments received on nonaccrual loans are accounted for using the cost recovery method. Under the cost recovery method, all cash collected is applied to first reduce the principal balance. A loan may be returned to accrual status if all delinquent principal and interest payments are brought current and the collectability of the remaining principal and interest payments in accordance with the loan agreement is reasonably assured. Loans that are well secured and in the collection process may be maintained on accrual status, even if they are 90 days or more past due. Allowance for Credit Losses The ACL represents the estimated amount considered necessary to cover lifetime expected credit losses inherent in financial assets at the balance sheet date. The measurement of expected credit losses is applicable to loans held for investment and investment securities. The measurement of expected credit losses is not applicable to loans held for sale, as credit risk on loans held for sale is considered in its fair value adjustment instead of in the ACL. It also applies to off-balance sheet credit exposures such as unfunded loan commitments. The allowance is established through a provision for credit losses that is charged against income. The methodology for determining the ACL for loans held for investment is and investment securities are considered critical accounting estimates by management because of a high degree of judgment involved, the subjectivity of the assumptions used, and the potential for changes in the forecasted economic environment that could result in changes in the amount of the recorded ACL The ACL for loans held for investment and investment securities are reported separately as contra-assets on the consolidated balance sheets. The expected credit loss for unfunded loan commitments is reported on the consolidated balance sheets in accounts payable and other liabilities. See Note 5: Allowance for Loan Losses in the consolidated financial statements for additional information related to our allowance for credit losses on loans held for investment.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 91 ACL – Investment Securities The ACL on investment securities is determined for both held-to-maturity and available-for-sale classifications of the investment portfolio and is evaluated on a quarterly basis. The ACL for held-to-maturity investment securities is determined on a collective basis, based on shared risk characteristics, and is determined at the individual security level when we deem a security to no longer possess shared risk characteristics. The Company’s portfolio of held-to-maturity investment securities consists of agency mortgage-backed securities, such as those guaranteed by the U.S. government or government sponsored entities, where we have reason to believe the credit loss exposure is remote. For these held-to-maturity securities, a zero-loss expectation is applied, resulting in no estimate and recognition of ACL. For AFS securities in an unrealized loss position, we first evaluate whether we intend to sell, or whether it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. If either of these criteria regarding intent or requirement to sell is met, the security amortized cost basis is written down to fair value through income. If neither criterion is met, we are required to assess whether the decline in fair value has resulted from credit losses or noncredit-related factors. In determining whether a security’s decline in fair value is credit related, we consider a number of factors including, but not limited to: (i) the extent to which the fair value of the investment is less than its amortized cost; (ii) the financial condition and near-term prospects of the issuer; (iii) downgrades in credit ratings; (iv) payment structure of the security; and (v) the ability of the issuer of the security to make scheduled principal and interest payments. If, after considering these factors, the present value of expected cash flows to be collected is less than the amortized cost basis, a credit loss exists, and an allowance for credit loss is recorded through income as a component of provision for credit loss expense. Any interest received after the security has been placed on nonaccrual status is recognized on a cash basis. If the assessment indicates that a credit loss does not exist, we record the decline in fair value through other comprehensive income, net of related income tax effects. We have elected to exclude accrued interest receivable on securities from the estimate of credit losses and report accrued interest separately on the consolidated balance sheets. Changes in the allowance for credit losses are recorded as provision for (or reversal of) credit loss expense. Losses are charged against the allowance when management believes the uncollectibility of a security is confirmed or when either of the criterion regarding intent or requirement to sell is met. See Note 3: Securities in the consolidated financial statements for additional information related to our allowance for credit losses on securities AFS. The provision (reversal) for credit losses on the consolidated statement of operations includes the provision (reversal) for credit losses for loans held for investment and securities AFS. The provision (reversal) for credit losses was $64.3 million, $20.7 million, and ($0.5) million respectively for the years ended December 31, 2025, 2024, and 2023. Loan Commitments and Related Financial Instruments In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received. Investment in Federal Home Loan Bank Stock As a member of the FHLB, the Bank is required to purchase FHLB stock in accordance with its advances, securities and deposit agreement. This stock, which is carried at cost, may be redeemed at par value. However, there are substantial restrictions regarding redemption and the Company can only receive a full redemption in connection with the Company surrendering its FHLB membership. At December 31, 2025 and 2024, the Company held $43.6 million and $37.9 million of FHLB stock, respectively. The Company does not believe that this stock is currently impaired and no adjustments to its carrying value have been recorded.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 92 Premises and Equipment Premises and equipment are carried at cost, less accumulated depreciation and amortization, which is charged to expense on a straight-line basis over the estimated useful lives of 3 to 10 years. Premises under leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful life of the improvements, whichever is shorter. Expenditures for major renewals and betterments of premises and equipment are capitalized and those for maintenance and repairs are charged to expense as incurred. Depreciable assets sold or retired are removed from the asset and related accumulated depreciation accounts and any gain or loss is reflected in the statement of operations. The Company periodically evaluates the recoverability of long-lived assets, such as premises and equipment, to ensure the carrying value has not been impaired. A valuation allowance is established for any impaired long-lived assets. The Company did not have impaired long-lived assets as of December 31, 2025 or 2024. Real Estate Owned Real estate owned (“REO”) represents the collateral acquired through foreclosure in full or partial satisfaction of the related loan. REO is recorded at the fair value less estimated selling costs at the date of foreclosure. Any write-down at the date of transfer is charged to the allowance for credit losses related to loans. The recognition of gains or losses on sales of REO is dependent upon various factors relating to the nature of the property being sold and the terms of sale. REO values are reviewed on an ongoing basis and any decline in value is recognized as foreclosed asset expense in the current period. All legal fees and direct costs, including foreclosure and other related costs, are expensed as incurred. Bank Owned Life Insurance (“BOLI”) The Bank has bank owned life insurance (“BOLI”) acquired through a prior bank acquisition. BOLI is recorded at the amount that can be realized under the insurance contract, which is the cash surrender value. Changes in the cash surrender value of BOLI and the death benefits received under these policies are recorded as noninterest income in the consolidated statements of income. As of December 31, 2025 and 2024, BOLI totaled $51.4 million and $50.0 million, respectively. Mortgage Servicing Rights When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the statement of operations effect recorded in gains on sales of loans. Fair value is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. As of December 31, 2025 and 2024, mortgage servicing rights net of the valuation allowance totaled $8.2 million and $6.4 million, respectively and is classified as a component of other assets in the accompanying consolidated balance sheets. Servicing fee income, which is reported on the statement of operations as other income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 93 Derivative Instruments (Cash Flow Hedge) On February 1, 2024, the Bank entered into an interest rate swap agreement with an institutional counterparty used to manage our exposure to changes in interest rates as part of our overall interest rate risk management strategy. This agreement was solely undertaken as a cash flow hedge of interest rate risk, specifically of the risk of changes in cash flows on interest payments associated with a stream of variable-rate, short-term borrowings for a corresponding amount that are attributable to changes in the future financing rates of each rolling maturity. This agreement is a derivative instrument and qualifies for hedge accounting under ASU 2017-12 “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities”. To qualify for hedge accounting, the cash flow hedge must be highly effective at reducing the risk associated with the hedged exposure. The effectiveness of the hedging relationship is documented at inception and is monitored on at least a quarterly basis through the life of the transaction. A cash flow hedge that is designated as highly effective is carried at fair value with the change in fair value recorded in other comprehensive income (loss) (“AOCI”). If the cash flow hedge becomes ineffective, the change in fair value is reclassified from AOCI to earnings. The cash flow hedge is classified as either derivative assets (if fair value is a net asset) or derivative liabilities (if fair value is a net liability) in the accompanying consolidated balance sheets. The earnings and cash flow impact from this derivative asset are classified as an offset to interest expense which is consistent with the underlying hedged item. Core Deposit Intangibles Core deposit intangibles are deemed to have definite useful lives and arise from whole bank acquisitions. Core deposit intangibles are amortized on an accelerated method over their estimated useful lives, which range from 7 to 10 years. Leases The Company accounts for its leases in accordance with ASC 842- Leases. Most leases are recognized on the balance sheet by recording a right- of-use asset and lease liability for each lease. The right-of-use asset represents the right to use the asset under lease for the lease term, and the lease liability represents the contractual obligation to make lease payments. The right-of-use asset is tested for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. As a lessee, the Company enters into operating leases for certain Bank branches. The right-of-use assets and lease liabilities are initially recognized based on the net present value of the remaining lease payments which include renewal options where the Company is reasonably certain they will be exercised. The net present value is determined using the incremental collateralized borrowing rate at commencement date. The right-of-use asset and lease liability is amortized over the individual lease terms. Right-of-use assets are included in other assets, while right-of-use liabilities are included in accounts payable and other liabilities in the consolidated financial statements. Lease expense for lease payments is recognized on a straight-line basis over the lease term. For additional information regarding leases, see Note 19: Leases. Transfers of Financial Assets Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 94 Revenue Recognition The Company accounts for certain of its revenue streams deemed to arise from contracts with customers in accordance with ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Revenue streams within the scope of and accounted for under Topic 606 include: service charges and fees on deposit accounts; fees associated with our wealth management and trust administration services; and fees from other services the Bank provides its customers. These revenue streams are included in noninterest income in the consolidated statements of income. Topic 606 requires revenue to be recognized when the Company satisfies related performance obligations by transferring to the customer a good or service. Revenue is measured as the amount of consideration the Company expects to receive in exchange for the transfer of goods or services to the associated customer. The Company’s primary sources of revenues are generated from financial instruments, such as loans and investment securities that are not within the scope of Topic 606 and are accounted for under other applicable GAAP. Contracts with Customers Contracts with customers are open-ended, and we provide services on an ongoing basis for an unspecified contract term. For these ongoing services, the fees are variable, since they are dependent on factors such as the value of underlying assets under management or volume of transactions. Contract liabilities, or deferred revenue, are recorded when payments from customers are received in advance of providing services to customers. We generally receive payments for our services during the period or at the time services are provided, therefore, we do not have deferred revenue balances at period-end. Employees receive incentive compensation in the form of commissions, which are considered incremental and recoverable costs to obtain the contract. We utilize the practical expedient not to capitalize such costs as the amortization period of the asset is less than 12 months, and therefore we expense the commissions as incurred. Descriptions of our primary revenue-generating activities that are presented in our statements of operations are as follows: Interest on Loans Interest income is accrued daily on the Company’s outstanding loan balances. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued when reasonable doubt exists as to the full, timely collection of interest or principal and, generally, when a loan becomes contractually past due for ninety days or more with respect to principal or interest. The accrual of interest may be continued on a well-secured loan contractually past due ninety days or more with respect to principal or interest if the loan is in the process of collection or collection of the principal and interest is deemed probable. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Interest on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Accrual of interest is resumed on loans only when, in the judgment of management, the loan is estimated to be fully collectible. The Bank continues to accrue interest on modified loans since full payment of principal and interest is expected and such loans are performing or are less than ninety days delinquent and, therefore, do not meet the criteria for nonaccrual status. Modified loans that have been placed on nonaccrual status are returned to accrual status when the remaining loan balance, net of any charge-offs related to the restructure, is estimated to be fully collectible by management and performing in accordance with the applicable loan terms.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 95 Wealth management and trust fee income Asset management fees are billed on a monthly or quarterly basis based on the amount of assets under management and the applicable contractual fee percentage. Asset management fees are recognized as revenue in the period in which they are earned. Financial planning fees are due and billed at the completion of the planning project and are recognized as revenue at that time. Service charges on deposit accounts Service charges on deposit accounts represent general service fees for monthly account maintenance and activity or transaction-based fees. Revenue is recognized when our performance obligation is completed which are generally monthly for account maintenance services or when a transaction has been completed. Payment for such performance obligations is generally received at the time the performance obligations are satisfied. Gains and Losses on Sales of REO To record a sale of REO, the Bank evaluates if: (a) a commitment on the buyer’s part exists, (b) collection is probable in circumstances where the initial investment is minimal and (c) the buyer has obtained control of the asset, including the significant risks and rewards of the ownership. If there is no commitment on the buyer’s part, collection is not probable or the buyer has not obtained control of the asset, then a gain cannot be recognized. Other non-interest income includes revenue related to mortgage servicing activities and gains on sales of loans, and securities which are not subject to the requirements of ASU 2014-09. Stock-Based Compensation The Company issues various forms of stock-based compensation awards to officers, directors, and employees of the Company, including stock options and restricted stock units (“RSUs”). The related compensation costs are based on the grant-date fair value of those awards. This cost is recognized in the statement of operations over the period in which they are expected to vest. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Marketing Costs The Company expenses marketing costs, including advertising, in the period incurred. Marketing costs in the amount of $0.6 million, $0.6 million, and $1.0 million were expensed during the years ended December 31, 2025, 2024, and 2023, respectively. Income Taxes The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established if it is “more likely than not” that all or a portion of the deferred tax assets will not be realized. As of December 31, 2025, the Company has recorded a valuation allowance on 100% of its deferred tax asset balance. There was no valuation allowance at December 31, 2024. The tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 96 Comprehensive Income (loss) Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Changes in unrealized gains and losses on available-for-sale securities, cash flow hedge, and the related tax costs or benefits are the only components of other comprehensive income (loss) for the Company. Total comprehensive income (loss) and the components of accumulated other comprehensive income (loss) are presented in the Consolidated Statements of Changes in Stockholders’ Equity and Consolidated Statements of Comprehensive Income (Loss). Earnings Per Share (“EPS”) Basic earnings per share represents income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options, restricted stock units, and warrants which are all determined using the treasury stock method. Fair Value Measurement Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 2: Fair Value. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates. New Accounting Pronouncements In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The Company adopted ASU 2023-09 on a prospective basis for the year ended December 31, 2025. See Note 18, Income Taxes, for further information. NOTE 2: FAIR VALUE Assets Measured at Fair Value on a Recurring Basis Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s estimates for market assumptions. These two types of inputs create the following fair value hierarchy: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis. A quoted price in an active market provides the most reliable evidence of fair value and shall be used to measure fair value whenever possible. Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

Level 3: Significant unobservable inputs that reflect the Company's own assumptions about the assumptions that market participants would use in pricing an asset or liability. Valuations may be determined using pricing models, discounted cash flow methodologies, or similar techniques.

The following tables show the recorded amounts of assets measured at fair value on a recurring basis as of:

		Fair Value Measurement Level		
(dollars in thousands)	Total	Level 1	Level 2	Level 3
December 31, 2025:				
Investment securities available-for-sale:				
Collateralized mortgage obligations	$ 1,466,950	$ —	$ 1,466,950	$ —
Agency mortgage-backed securities	812,838	—	812,838	—
Municipal bonds	44,618	—	44,618	—
SBA securities	6,970	—	6,970	—
Beneficial interests in FHLMC securitization	480	—	—	480
Corporate bonds	95,227	—	95,227	—
U.S. Treasury	1,003	1,003	—	—
Unallocated portfolio layer fair value basis adjustments (1)	2,389	—	2,389	—
Total investment securities available for sale at fair value on a recurring basis	$ 2,430,475	$ 1,003	$ 2,428,992	$ 480
Derivative assets:				
Cash flow hedge	$ 8,785	$ —	$ 8,785	$ —
Derivative liabilities:				
Interest rate swap and cash flow hedge	$ 6,938	$ —	$ 6,938	$ —
December 31, 2024:				
Investment securities available-for-sale:				
Collateralized mortgage obligations	$ 9,842	$ —	$ 9,842	$ —
Agency mortgage-backed securities	1,121,626	—	1,121,626	—
Municipal bonds	45,535	—	45,535	—
SBA securities	9,145	—	9,145	—
Beneficial interests in FHLMC securitization	1,242	—	—	1,242
Corporate bonds	125,817	14,100	111,717	—
U.S. Treasury	678	678	—	—
Total investment securities available for sale at fair value on a recurring basis	$ 1,313,885	$ 14,778	$ 1,297,865	$ 1,242
Derivatives assets:				
Cash flow hedge	$ 5,086	$ —	$ 5,086	$ —

(1) Represents the amount of portfolio layer method basis adjustments related to AFS MBS securities hedged in a closed portfolio. Under U.S. GAAP, portfolio layer method basis adjustments are not allocated to individual securities, however the amounts impact the unrealized gains or losses for the individual securities being hedged.

The decrease in Level 3 assets from December 31, 2024 was due to the write-down of the security to its expected cash flow and securitization paydowns in the FHLMC portfolio during 2025.

Assets Measured at Fair Value on a Nonrecurring Basis

From time to time, we may be required to measure at fair value other assets on a nonrecurring basis. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

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Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 98 Loans. Loans measured at fair value on a nonrecurring basis include collateral dependent loans held for investment. The specific reserves for these loans are based on collateral value, net of estimated disposition costs and other identified quantitative inputs. Collateral value is determined based on independent third-party appraisals or internally developed discounted cash flow analyses. Internal discounted cash flow analyses are also utilized to estimate the fair value of these loans, which consider internally developed, unobservable inputs such as discount rates, default rates, and loss severity. When the fair value of the collateral is based on an observable market price or a current appraised value, we measure the impaired loan at nonrecurring Level 2. When an appraised value is not available, or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price or a discounted cash flow has been used to determine the fair value, we measure the impaired loan at nonrecurring Level 3. Loans for which an appraised value is not available include commercial loans which are secured by non-real estate assets such as accounts receivable and inventory. To establish fair value for these loans, we apply a recovery factor against eligible receivables and inventory. This recovery factor may be either increased or decreased subject to additional support and analysis of the quality of receivables and the companies owning the receivables. The balance of collateral dependent loans, net of ACL allocation, were $14.8 million and $26.4 million at December 31, 2025 and December 31, 2024, respectively. Specific reserves related to these loans were $17.6 million and $0.7 million at December 31, 2025, and December 31, 2024, respectively. Real Estate Owned (“REO”). The fair value of REO is based on external appraised values that include adjustments for estimated selling costs and assumptions of market conditions that are not directly observable, resulting in a Level 3 classification. Real estate owned classified as Level 3 totaled $6.2 million at December 31, 2025 and at December 31, 2024. For additional information regarding REO, see Note 7: Real Estate Owned. Mortgage Servicing Rights. When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on a valuation model that calculates the present value of estimated future net servicing income, resulting in a Level 3 classification. Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to the carrying amount. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Significant assumptions in the valuation of these Level 3 mortgage servicing rights as of December 31, 2025 included prepayment rates ranging from 10% to 30% and a discount rate of 10%. Significant assumptions in the valuation of these Level 3 mortgage servicing rights as of December 31, 2024 included prepayment rates ranging from 20% to 30% and a discount rate of 10%. For additional information regarding mortgage servicing rights, see Note 10: Loan Sales and Mortgage Servicing Rights. Loans Held for Sale. Loans held for sale are accounted for at the lower of amortized cost or fair value. The fair value for the loans held for sale portfolio is based upon a discounted cash flow model which involves estimating the future cash flows from the loans in the portfolio and discounting to a present value. Contractual cash flows associated with the loans are adjusted to reflect certain assumptions, such as prepayment, default, and loss severity assumptions, to form expected prepayment and credit-adjusted expected cash flows. The expected cash flows are then discounted to present value at a rate of return which considers other costs and risks, such as market risk and liquidity. The carrying amount and fair value of loans held for sale were $261.5 million and $1.3 billion, at December 31, 2025 and December 31, 2024, respectively. Significant assumptions in the valuation of these Level 3 loans held for sale as of December 31, 2025, included prepayment rates of 5% and 15% for fixed-rate and floating-rate loans, respectively; discount rates ranging from 2.25% to 5.45%; and annual expected loss assumption rate of 0.05%. These assumptions applied to 73.1% of the total principal balance of the loan portfolio. The remaining 26.9% of the principal balance of the loan portfolio consisted of 30 loans that were rated as substandard, and for which separate assumptions were used to account for the lower credit quality of the loans.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 99 Fair Value of Financial Instruments FASB ASC 825, “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate such value. The methodologies for estimating the fair value of financial assets and financial liabilities measured at fair value on a recurring and non-recurring basis are discussed above. The estimated fair value amounts have been determined by management using available market information and appropriate valuation methodologies, and are based on the exit price notion set forth by ASU 2016-1. In cases where quoted market prices are not available, fair values are based on estimates using present value or other market value techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, cannot be realized in immediate settlement of the instrument. The aggregate fair value amounts presented below do not represent the underlying value of the Company. Fair value estimates are made at a discrete point in time based on relevant market information and other information about the financial instruments. Because no active market exists for a significant portion of our financial instruments, fair value estimates are based in large part on judgments we make primarily regarding current economic conditions, risk characteristics of various financial instruments, prepayment rates, and future expected loss experience. These estimates are subjective in nature and invariably involve some inherent uncertainties. Additionally, unexpected changes in events or circumstances can occur that could require us to make changes to our assumptions and which, in turn, could significantly affect our metrics and require us to make changes to our previous estimates of fair value. In addition, the fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of existing and anticipated future customer relationships and the value of assets and liabilities that are not considered financial instruments, such as premises and equipment and other real estate owned. The following methods and assumptions were used to estimate the fair value of financial instruments: Cash and Cash Equivalents. The fair value of cash and cash equivalents approximates its carrying value. Interest-Bearing Deposits with Financial Institutions. The fair values of interest-bearing deposits maturing within ninety days approximate their carrying values. These financial instruments are classified as a component of cash and cash equivalents in the accompanying consolidated balance sheets. Investment Securities Available-for-Sale. Investment securities available-for-sale are measured at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the investment security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. When a market is illiquid or there is a lack of transparency around the inputs to valuation, the investment securities are classified as Level 3 and reliance is placed upon external third-party models, and management judgment and evaluation for valuation. Level 1 investment securities include those traded on an active exchange, such as the NYSE, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 investment securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Investment securities classified as level 3 include beneficial interests in FHLMC securitizations. Significant assumptions in the valuation of these Level 3 investment securities as of December 31, 2025 included a prepayment rate of 20% and a discount rate of 5.61%. Significant assumptions in the valuation of these Level 3 investment securities as of December 31, 2024 included a prepayment rate of 20% and a discount rate of 6.87%. Investment Securities Held-to-Maturity. Investment securities held-to-maturity are carried at amortized cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Investment securities held-to-maturity consist of agency mortgage-backed securities issued by government

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 100 sponsored entities. Fair value is determined based upon the same independent pricing model utilized for valuation of Level 2 investment securities available-for-sale. Investment in Equity Securities. The fair value on investment in equity securities is the carrying amount and is evaluated for impairment on an annual basis. Loans Held for Investment. The fair value for loans with variable interest rates is the carrying amount. The fair value of fixed-rate loans is derived by calculating the discounted value of future cash flows expected to be received by the various homogeneous categories of loans or by reference to secondary market pricing. All loans have been adjusted to reflect changes in credit risk. Accrued Interest Receivable. The fair value of accrued interest receivable on loans and investment securities approximates the carrying value. Derivative Instruments (Cash Flow Hedge). The Bank entered into a pay-fixed, receive-variable interest rate swap agreement with a counterparty. This agreement was solely undertaken as a cash flow hedge of interest rate risk, specifically of the risk of changes in cash flows on interest payments associated with a stream of variable-rate, short-term borrowings for a corresponding amount that are attributable to changes in the future financing rates of each rolling maturity. We estimate the fair value of this agreement based on inputs from a third-party pricing model, which incorporates such factors as the Treasury curve, the secured overnight financial rate (“SOFR”), and the pay rate on the interest rate swaps. The fair value of this derivative instrument is based on a discounted cash flow approach. The observable nature of the inputs used in deriving its fair value results in a Level 2 classification. Deposits. The fair value of demand deposits, savings deposits, and money market deposits is defined as the amounts payable on demand resulting in a Level 1 classification. The fair value of fixed maturity certificates of deposit is estimated based on the discounted value of the future cash flows expected to be paid on the deposits resulting in a Level 2 classification. Borrowings. The fair value of borrowings is the carrying value of overnight FHLB advances and federal funds purchased that approximate fair value because of the short-term maturity of these instruments, resulting in a Level 2 classification. The fair value of borrowings in the form of FHLB putable advances also approximates carrying value and are classified as Level 2 instruments. Subordinated Debt. The fair value of term borrowings is derived by calculating the discounted value of future cash flows expected to be paid out by the Company resulting in a Level 3 classification. Accrued Interest Payable. The fair value of accrued interest payable on deposits, borrowings, and subordinated debt approximates its carrying value.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 101 The following table sets forth the estimated fair values and related carrying amounts of our financial instruments as of: Carrying Fair Value Measurement Level (dollars in thousands) Value 1 2 3 Total December 31, 2025: Assets: Cash and cash equivalents $ 1,624,870 $ 1,624,870 $ — $ — $ 1,624,870 Securities AFS, net 2,430,475 1,003 2,428,992 480 2,430,475 Securities HTM 634,333 — 587,289 — 587,289 Loans held for sale 261,448 — — 261,448 261,448 Loans held for investment, net 6,635,328 — 31,730 6,227,280 6,259,010 Investment in equity securities 11,810 — — 11,810 11,810 Accrued interest receivable 45,822 45,822 — — 45,822 Derivative assets 8,785 — 8,785 — 8,785 Liabilities: Deposits $ 9,284,570 $ 6,443,184 $ 2,850,840 $ — $ 9,294,024 Borrowings 1,430,518 — 1,455,361 — 1,455,361 Subordinated debt 173,521 — — 157,372 157,372 Accrued interest payable 29,123 29,123 — — 29,123 Derivative liabilities 6,938 — 6,938 — 6,938 December 31, 2024: Assets: Cash and cash equivalents $ 1,016,132 $ 1,016,132 $ — $ — $ 1,016,132 Securities AFS, net 1,313,885 14,778 1,297,865 1,242 1,313,885 Securities HTM 712,105 — 636,840 — 636,840 Loans held for sale 1,285,819 — — 1,285,819 1,285,819 Loans held for investment, net 7,909,091 — 16,663 7,595,925 7,612,588 Investment in equity securities 11,798 — — 11,798 11,798 Accrued interest receivable 54,804 54,804 — — 54,804 Derivative assets 5,086 — 5,086 — 5,086 Liabilities: Deposits $ 9,870,279 $ 7,476,826 $ 2,389,896 $ — $ 9,866,722 Borrowings 1,425,369 — 1,430,337 — 1,430,337 Subordinated debt 173,459 — — 142,631 142,631 Accrued interest payable 27,701 27,701 — — 27,701

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

NOTE 3: SECURITIES

The following table provides a summary of the Company's AFS securities portfolio as of:

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Estimated Fair Value
December 31, 2025:					
Collateralized mortgage obligations	$ 1,467,688	$ 558	$ (1,296)	$ —	$ 1,466,950
Agency mortgage-backed securities	804,037	8,974	(173)	—	812,838
Municipal bonds	45,992	—	(1,374)	—	44,618
SBA securities	7,027	4	(61)	—	6,970
Beneficial interests in FHLMC securitization	511	—	—	(31)	480
Corporate bonds	100,741	—	(4,988)	(526)	95,227
U.S. Treasury	999	8	(4)	—	1,003
Unallocated portfolio layer fair value basis adjustments [1]	—	2,389	—	—	2,389
Total	$ 2,426,995	$ 11,933	$ (7,896)	$ (557)	$ 2,430,475
December 31, 2024:					
Collateralized mortgage obligations	$ 11,121	$ —	$ (1,279)	$ —	$ 9,842
Agency mortgage-backed securities	1,126,861	2,308	(7,543)	—	1,121,626
Municipal bonds	48,921	—	(3,386)	—	45,535
SBA securities	9,236	2	(93)	—	9,145
Beneficial interests in FHLMC securitization	4,619	—	—	(3,377)	1,242
Corporate bonds	133,767	—	(7,193)	(757)	125,817
U.S. Treasury	700	—	(22)	—	678
Total	$ 1,335,225	$ 2,310	$ (19,516)	$ (4,134)	$ 1,313,885

(1) Represents the amount of portfolio layer method basis adjustments related to AFS MBS securities hedged in a closed portfolio. Under U.S. GAAP, portfolio layer method basis adjustments are not allocated to individual securities, however the amounts impact the unrealized gains or losses for the individual securities being hedged.

The following table provides a summary of the Company's HTM securities portfolio as of:

(dollars in thousands)	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Allowance for Credit Losses	Estimated Fair Value
December 31, 2025:					
Agency mortgage-backed securities	$ 634,333	$ 2	$ (47,046)	$ —	$ 587,289
Total	$ 634,333	$ 2	$ (47,046)	$ —	$ 587,289
December 31, 2024:					
Agency mortgage-backed securities	$ 712,105	$ —	$ (75,265)	$ —	$ 636,840
Total	$ 712,105	$ —	$ (75,265)	$ —	$ 636,840

As of December 31, 2025, the tables above include $361.5 million of agency mortgage-backed securities pledged to the state of Florida for the required collateralization of Florida public funds on deposit with FFB to meet regulatory requirements; $1.8 million in U.S. Treasury securities and agency mortgage-backed securities pledged as collateral to various states to meet regulatory requirements related to the Bank's trust operations; $260.8 million of agency mortgage-backed securities pledged as collateral as support for the Bank's obligations under securitization agreements entered into from 2018 and 2021; $459.0 million in securities consisting of agency mortgage-backed securities pledged as collateral as support for the Bank's obligations under the FHLB secured lending program; and $70.5 million in securities consisting

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

of SBA securities, collateralized mortgage obligations, and agency mortgage-backed securities pledged as collateral for repurchase agreements obtained from a prior bank acquisition. A total of $1.8 billion in SBA and agency mortgage-backed securities, collateralized mortgage obligations, corporate and municipal bonds are pledged as collateral to the Federal Reserve Bank's discount window from which the Bank may borrow.

As of December 31, 2024, the tables above include $325.7 million of agency mortgage-backed securities pledged as collateral to the state of Florida to meet regulatory requirements; $1.3 million in U.S. Treasury securities pledged as collateral to various states to meet regulatory requirements related to the Bank's trust operations; $256.5 million of agency mortgage-backed securities pledged as collateral as support for the Bank's obligations under loan sales and securitization agreements entered into from 2018 and 2021; and $77.3 million in securities consisting of SBA securities, collateralized mortgage obligations, and agency mortgage-backed securities pledged as collateral for repurchase agreements obtained from a prior bank acquisition. A total of $916.8 million in SBA and agency mortgage-backed securities, collateralized mortgage obligations, corporate and municipal bonds are pledged as collateral to the Federal Reserve Bank's discount window from which the Bank may borrow.

We monitor the credit quality of these securities by evaluating various quantitative attributes. The credit quality indicators the Company monitors include, but are not limited to, credit ratings of individual securities and the credit rating of United States government-sponsored enterprises that guarantee the securities. Credit ratings express opinions about the credit quality of a security. Securities rated investment grade, as defined by nationally recognized statistical rating organizations ("NRSROs"), are generally considered by the rating agencies and market participants to be low credit risk. As of December 31, 2025, all of the Company's securities were either investment grade or were issued by a U.S. government agency or government-sponsored enterprise ("GSE") with an investment grade rating, with the exception of two corporate bonds having a combined fair value of $33.2 million, and one agency commercial mortgage-backed security with a fair value of $511 thousand, which were below investment grade.

The tables below indicate the gross unrealized losses and fair values of our AFS securities portfolio, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position.

	Securities with Unrealized Loss at December 31, 2025					
	Less than 12 months		12 months or more		Total	
(dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Collateralized mortgage obligations	$ 554,440	$ (372)	$ 9,131	$ (924)	$ 563,571	$ (1,296)
Agency mortgage-backed securities	4,429	—	2,067	(173)	6,496	(173)
Municipal bonds	9,981	(42)	31,767	(1,332)	41,748	(1,374)
SBA securities	228	(1)	5,979	(60)	6,207	(61)
Corporate bonds	—	—	94,754	(4,988)	94,754	(4,988)
U.S. Treasury	—	—	496	(4)	496	(4)
Total	$ 569,078	$ (415)	$ 144,194	$ (7,481)	$ 713,272	$ (7,896)

	Securities with Unrealized Loss at December 31, 2024					
	Less than 12 months		12 months or more		Total	
(dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Collateralized mortgage obligations	$ 2,874	$ (51)	$ 6,968	$ (1,228)	$ 9,842	$ (1,279)
Agency mortgage-backed securities	719,329	(7,218)	4,280	(325)	723,609	(7,543)
Municipal bonds	2,129	(101)	43,405	(3,285)	45,534	(3,386)
SBA securities	614	(1)	7,739	(92)	8,353	(93)
Corporate bonds	14,242	(758)	112,333	(6,435)	126,575	(7,193)
U.S. Treasury	—	—	678	(22)	678	(22)
Total	$ 739,188	$ (8,129)	$ 175,403	$ (11,387)	$ 914,591	$ (19,516)

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

Unrealized losses in the AFS securities portfolio have not been recognized into income because the securities are either of high credit quality, management does not intend to sell, it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, or the decline in fair value is largely due to changes in discount rates and assumptions regarding future interest rates. The fair value is expected to recover as the bonds approach maturity.

The tables below indicate the gross unrecognized losses and fair value of our HTM securities portfolio, aggregated by investment category and length of time that the individual securities have been in a continuous unrecognized loss position.

	Securities with Unrecognized Loss at December 31, 2025					
	Less than 12 months		12 months or more		Total	
(dollars in thousands)	Fair Value	Unrecognized Loss	Fair Value	Unrecognized Loss	Fair Value	Unrecognized Loss
Agency mortgage-backed securities	$ —	$ —	$ 585,791	$ (47,046)	$ 585,791	$ (47,046)
Total	$ —	$ —	$ 585,791	$ (47,046)	$ 585,791	$ (47,046)

	Securities with Unrecognized Loss at December 31, 2024					
	Less than 12 months		12 months or more		Total	
(dollars in thousands)	Fair Value	Unrecognized Loss	Fair Value	Unrecognized Loss	Fair Value	Unrecognized Loss
Agency mortgage-backed securities	$ 15,440	$ (61)	$ 621,400	$ (75,204)	$ 636,840	$ (75,265)
Total	$ 15,440	$ (61)	$ 621,400	$ (75,204)	$ 636,840	$ (75,265)

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

For the year ended December 31, 2025, securities available-for-sale with a par value of $663 million were sold, resulting in a gain of $5.9 million. For the year ended December 31, 2024, securities available-for-sale with a par value of $748 million were sold, resulting in a gain of $1.2 million.

The following is a roll forward of the Company's allowance for credit losses related to investments for the year ended December 31:

(dollars in thousands)	Beginning Balance	Provision (Reversal) for Credit Losses	Charge-offs	Recoveries	Ending Balance
Year Ended December 31, 2025:					
Beneficial interests in FHLMC securitization	$ 3,377	$ 15	$ (3,361)	$ —	$ 31
Corporate bonds	757	(231)	—	—	526
Total	$ 4,134	$ (216)	$ (3,361)	$ —	$ 557
Year Ended December 31, 2024:					
Beneficial interests in FHLMC securitization	$ 6,818	$ (311)	$ (3,130)	$ —	$ 3,377
Corporate bonds	1,402	(645)	—	—	757
Total	$ 8,220	$ (956)	$ (3,130)	$ —	$ 4,134
Year Ended December 31, 2023:					
Beneficial interests in FHLMC securitization	$ 11,439	$ (650)	$ (3,971)	$ —	$ 6,818
Corporate bonds	—	1,402	—	—	1,402
Total	$ 11,439	$ 752	$ (3,971)	$ —	$ 8,220

Provision (reversal) for credit losses of $(0.2) million, $(1.0) million, and $0.8 million were recorded on the consolidated statements of operations for the years ended December 31, 2025, 2024, and 2023, respectively.

On a quarterly basis, the Company engages with an independent third party to perform an analysis of expected credit losses for its municipal and corporate bond securities to supplement our own internal review. During 2025, an interest-only strip security was written down to its expected cash flow, resulting in a charge-off of $3.4 million to the provision. The ACL related to available-for-sale securities totaled $0.6 million at December 31, 2025. For the year ended December 31, 2024, the Company recorded charge-offs of $3.1 million related to several interest-only strip securities. The ACL related to available-for-sale securities totaled $4.1 million at December 31, 2024. For the year ended December 31, 2023, the Company recorded charge-offs of $4.0 million related to several interest-only strip securities. The ACL related to available-for-sale securities totaled $8.2 million at December 31, 2023.

The amortized cost and fair value of investment AFS and HTM securities by contractual maturity are shown in the tables below. Expected maturities may differ from contractual maturities for securities whereby borrowers have the right to prepay such obligations without penalty such as agency mortgage-backed securities and beneficial interests in FHLMC securitizations.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

The amortized cost and fair value of investment AFS securities by contractual maturity were as follows for the periods indicated:

(dollars in thousands)	1 Year or Less	More than 1 Year through 5 Years	More than 5 Years through 10 Years	More than 10 Years	Total
December 31, 2025					
Amortized Cost:					
Collateralized mortgage obligations	$ —	$ 156	$ 357	$ 1,467,175	$ 1,467,688
Agency mortgage-backed securities	—	781	—	803,256	804,037
Municipal bonds	—	23,317	21,581	1,094	45,992
SBA securities	—	413	91	6,523	7,027
Beneficial interests in FHLMC securitization	511	—	—	—	511
Corporate bonds	—	37,978	57,763	5,000	100,741
U.S. Treasury	500	499	—	—	999
Total	$ 1,011	$ 63,144	$ 79,792	$ 2,283,048	$ 2,426,995
Weighted average yield	0.40 %	5.09 %	3.15 %	4.90 %	4.85 %
Estimated Fair Value:					
Collateralized mortgage obligations	$ —	$ 150	$ 340	$ 1,466,460	$ 1,466,950
Agency mortgage-backed securities	—	762	—	812,076	812,838
Municipal bonds	—	22,910	20,793	915	44,618
SBA securities	—	412	91	6,467	6,970
Beneficial interests in FHLMC securitization	511	—	—	—	511
Corporate bonds	—	37,050	54,635	4,068	95,753
U.S. Treasury	496	507	—	—	1,003
Unallocated portfolio layer fair value basis adjustments (1)	—	—	—	2,389	2,389
Total	$ 1,007	$ 61,791	$ 75,859	$ 2,292,375	$ 2,431,032

(1) Represents the amount of portfolio layer method basis adjustments related to AFS MBS securities hedged in a closed portfolio. Under U.S. GAAP, portfolio layer method basis adjustments are not allocated to individual securities, however the amounts impact the unrealized gains or losses for the individual securities being hedged.

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Years Ended December 31, 2025, 2024, and 2023

(dollars in thousands)	1 Year or Less	More than 1 Year through 5 Years	More than 5 Years through 10 Years	More than 10 Years	Total
December 31, 2024					
Amortized Cost:					
Collateralized mortgage obligations	$ —	$ 276	$ 154	$ 10,691	$ 11,121
Agency mortgage-backed securities	48	2,992	—	1,123,821	1,126,861
Municipal bonds	2,594	14,874	29,218	2,235	48,921
SBA securities	—	418	388	8,430	9,236
Beneficial interests in FHLMC securitization	—	4,619	—	—	4,619
Corporate bonds	—	61,961	66,282	5,524	133,767
U.S. Treasury	200	500	—	—	700
Total	$ 2,842	$ 85,640	$ 96,042	$ 1,150,701	$ 1,335,225
Weighted average yield	1.99 %	5.83 %	3.01 %	5.50 %	5.34 %
Estimated Fair Value:					
Collateralized mortgage obligations	$ —	$ 256	$ 150	$ 9,436	$ 9,842
Agency mortgage-backed securities	47	2,882	—	1,118,697	1,121,626
Municipal bonds	2,573	14,120	27,065	1,777	45,535
SBA securities	—	416	388	8,341	9,145
Beneficial interests in FHLMC securitization	—	4,619	—	—	4,619
Corporate bonds	—	60,318	61,889	4,367	126,574
U.S. Treasury	200	478	—	—	678
Total	$ 2,820	$ 83,089	$ 89,492	$ 1,142,618	$ 1,318,019

The amortized cost and fair value of investment HTM securities by contractual maturity were as follows for the periods indicated:

(dollars in thousands)	1 Year or Less	More than 1 Year through 5 Years	More than 5 Years through 10 Years	More than 10 Years	Total
December 31, 2025					
Amortized Cost:					
Agency mortgage-backed securities	$ —	$ 5,881	$ 6,901	$ 621,551	$ 634,333
Total	$ —	$ 5,881	$ 6,901	$ 621,551	$ 634,333
Weighted average yield	— %	1.13 %	1.91 %	2.41 %	2.39 %
Estimated Fair Value:					
Agency mortgage-backed securities	$ —	$ 5,644	$ 6,423	$ 575,222	$ 587,289
Total	$ —	$ 5,644	$ 6,423	$ 575,222	$ 587,289

(dollars in thousands)	1 Year or Less	More than 1 Year through 5 Years	More than 5 Years through 10 Years	More than 10 Years	Total
December 31, 2024					
Amortized Cost:					
Agency mortgage-backed securities	$ —	$ 4,542	$ 8,900	$ 698,663	$ 712,105
Total	$ —	$ 4,542	$ 8,900	$ 698,663	$ 712,105
Weighted average yield	— %	0.99 %	1.58 %	2.24 %	2.22 %
Estimated Fair Value:					
Agency mortgage-backed securities	$ —	$ 4,287	$ 8,128	$ 624,425	$ 636,840
Total	$ —	$ 4,287	$ 8,128	$ 624,425	$ 636,840

107

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 108 NOTE 4: LOANS The following is a summary of our loans held for investment as of: December 31, December 31, (dollars in thousands) 2025 2024 Outstanding principal balance: Loans secured by real estate: Residential properties: Multifamily $ 3,239,609 $ 3,341,823 Single-family 784,420 873,491 Total real estate loans secured by residential properties 4,024,029 4,215,314 Commercial properties 679,034 904,167 Land and construction 9,400 69,246 Total real estate loans 4,712,463 5,188,727 Commercial and industrial loans 2,008,445 2,746,351 Consumer loans 1,348 1,137 Total loans 6,722,256 7,936,215 Premiums, discounts and deferred fees and expenses 6,922 5,178 Total $ 6,729,178 $ 7,941,393 The Company’s loans held for investment portfolio is segmented according to loans that share similar attributes and risk characteristics. In addition, the Company’s loans held for sale portfolio, which is not included in the table above, and consists entirely of multifamily loans, totaled $261 million at December 31, 2025 and $1.3 billion at December 31, 2024, respectively. Loans secured by real estate include those secured by either residential or commercial real estate properties, such as multifamily and single- family residential loans; owner occupied and non-owner occupied commercial real estate loans; and land and construction loans. Commercial and industrial loans are loans to businesses where the operating cash flow of the business is the primary source of payment. This segment includes commercial revolving lines of credit and term loans, municipal finance loans, equipment finance loans and SBA loans. Consumer loans include personal installment loans and line of credit, and home equity lines of credit. These loan products are offered as an accommodation to clients of our primary business lines. Loans with a collateral value totaling $174 million and $176 million were pledged as collateral to secure borrowings with the Federal Reserve Bank at December 31, 2025 and December 31, 2024, respectively. Loans with a market value of $3.9 billion and $4.1 billion were pledged as collateral to secure borrowings with the FHLB at December 31, 2025, and December 31, 2024, respectively. For the year ended December 31, 2025, loans totaling $1.0 billion in unpaid principal balance were sold, resulting in a net loss on sale of loans of $9.6 million. For the year ended December 31, 2024, loans totaling $496.9 million in unpaid principal balance were sold, resulting in a net gain on sale of loans of $5.1 million. There were no loan sales for the year ended December 31, 2023.

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

The following table summarizes our delinquent and nonaccrual loans as of:

(dollars in thousands)	Past Due and Still Accruing 30–59 Days	60-89 Days	90 Days or More	Nonaccrual	Total Past Due and Nonaccrual	Current	Total
December 31, 2025:							
Real estate loans:							
Residential properties	$ 9,518	$ —	$ —	$ 4,212	$ 13,730	$ 4,019,663	$ 4,033,393
Commercial properties	1,263	—	—	2,563	3,826	675,001	678,827
Land and construction	—	—	—	—	—	9,368	9,368
Commercial and industrial loans	2,022	294	—	30,900	33,216	1,973,025	2,006,241
Consumer loans	—	—	—	—	—	1,349	1,349
Total	$ 12,803	$ 294	$ —	$ 37,675	$ 50,772	$ 6,678,406	$ 6,729,178
Percentage of total loans	0.19 %	0.00 %	— %	0.56 %	0.75 %		
December 31, 2024:							
Real estate loans:							
Residential properties	$ 7,083	$ —	$ —	$ 23,324	$ 30,407	$ 4,193,994	$ 4,224,401
Commercial properties	7,944	428	12,900	7,946	29,218	874,463	903,681
Land and construction	—	—	—	—	—	69,134	69,134
Commercial and industrial loans	997	617	—	9,174	10,788	2,732,226	2,743,014
Consumer loans	—	—	—	—	—	1,163	1,163
Total	$ 16,024	$ 1,045	$ 12,900	$ 40,444	$ 70,413	$ 7,870,980	$ 7,941,393
Percentage of total loans	0.20 %	0.01 %	0.16 %	0.51 %	0.89 %		

The following table summarizes our nonaccrual loans as of:

(dollars in thousands)	Nonaccrual with Allowance for Credit Losses	Nonaccrual with no Allowance for Credit Losses
December 31, 2025:		
Real estate loans:		
Residential properties	$ 654	$ 3,558
Commercial properties	157	2,406
Commercial and industrial loans	30,793	107
Total	$ 31,604	$ 6,071
December 31, 2024:		
Real estate loans:		
Residential properties	$ 1,420	$ 21,904
Commercial properties	3,449	4,497
Commercial and industrial loans	9,174	—
Total	$ 14,043	$ 26,401

109

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 110 The Company adopted ASU 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures on January 1, 2023. The amendments in this ASU eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables-Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. The amendments in this ASU were applied prospectively, and therefore, loan modification and charge-off information is provided for only those items occurring after the January 1, 2023 adoption date. Based on the guidance in ASU 2022-02, a loan modification or refinancing results in a new loan if the terms of the new loan are at least as favorable to the lender as the terms with customers with similar collection risks that are not refinancing or restructuring their loans and the modification to the terms of the loan are more than minor. If a loan modification or refinancing does not result in a new loan, it is classified as a loan modification. There are additional disclosures for modification of loans with borrowers experiencing financial difficulty that result in a direct change in the timing or amount of contractual cash flows. The disclosures are applicable to situations where there is interest rate reduction, term extensions, principal forgiveness, other-than-insignificant payment delays, or a combination of any of these items.

Table of Contents

FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

The following table presents our loan modifications made to borrowers experiencing financial difficulty by type of modification for the 12 months ended December 30, 2025 and 2024, with related amortized cost balances, respective percentage share of the total class of loans, and the related financial effect:

	December 31, 2025:		
	Term Extension		
	Amortized Cost Basis	**% of Total Class of Loans**	**Financial Effect**
Residential loans	$ 35	— %	1 loan with 4 months of payment deferrals.
Commercial and industrial loans	$ 11,829	0.59 %	8 loans with payment deferrals of either 2 or 3 months with $100 monthly payments; 2 loans with payment deferrals of 2 months; 4 loans with term extensions and payment deferrals ranging from 6 to 52 months; 1 loan with term extension of 12 months with quarterly principal curtailments; 1 loan with term extension of 151 months and 50% payments until paid in full.
Total	$ 11,864		
	Payment Deferrals		
	Amortized Cost Basis	**% of Total Class of Loans**	**Financial Effect**
Residential loans	$ 10,856	0.27 %	1 loan with 3-month forbearance
Commercial and industrial loans	$ 936	0.05 %	4 loans each with partial payment deferrals for 3 months
Total	$ 11,792		
	Combination		
	Amortized Cost Basis	**% of Total Class of Loans**	**Financial Effect**
Commercial and industrial loans	$ 2,065	0.10 %	6 loans with extensions of loan maturity of 2 and 3 months and payment deferral. 2 loans with extensions of loan maturity of 12 months with principal curtailments.
Total	$ 2,065		
	Total		
	Amortized Cost Basis	**% of Total Class of Loans**	
Residential loans	$ 10,891	0.27 %	
Commercial and industrial loans	14,830	0.74 %	
Total	$ 25,721		
	December 31, 2024:		
	Term Extension		
	Amortized Cost Basis	**% of Total Class of Loans**	**Financial Effect**
Residential loans	$ 5	— %	1 loan with term extension of 22 months.
Commercial real estate loans	12,900	1.43 %	1 loan with term extension of 10 months.
Commercial and industrial loans	$ 2,266	0.08 %	5 loans with various extensions of loan maturity ranging from 3 to 63 months and payment deferral. 2 loans with payment extensions and forbearance. 1 loan with 3-month extension and 3-month forbearance. 1 loan with $100 payments through 3 months.
Total	$ 15,171		
	Payment Deferrals		
	Amortized Cost Basis	**% of Total Class of Loans**	**Financial Effect**
Residential loans	$ 399	0.01 %	1 loan with 3-month interest deferral
Total	$ 399		
	Combination		
	Amortized Cost Basis	**% of Total Class of Loans**	**Financial Effect**
Commercial and industrial loans	5,021	0.18 %	8 loans with various extensions of loan maturity ranging from 5 to 12 months and payment deferral.
Total	$ 5,021		
	Total		
	Amortized Cost Basis	**% of Total Class of Loans**	
Residential loans	$ 404	0.01 %	
Commercial real estate loans	12,900	1.43 %	
Commercial and industrial loans	7,287	0.26 %	
Total	$ 20,591		

111

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

The following table presents the amortized cost basis of loans that had a payment default since modification for the 12 months ended December 31, 2025 and December 31, 2024:

		December 31, 2025:		
		Payment Deferrals		
		# of Loans Defaulted		**Amortized Cost Basis**
Residential loans		1	$	10,856
Total		1		10,856
		Combination		
		# of Loans Defaulted		**Amortized Cost Basis**
Commercial and industrial loans		1	$	32
Total		1	$	32
		Total		
		# of Loans Defaulted		**Amortized Cost Basis**
Residential loans	$	1	$	10,856
Commercial and industrial loans		1	$	32
Total		2	$	10,888
		December 31, 2024:		
		Combination		
		# of Loans Defaulted		**Amortized Cost Basis**
Commercial and industrial loans		3	$	2,264
Total		3	$	2,264
		Total		
		# of Loans Defaulted		**Amortized Cost Basis**
Commercial and industrial loans		3	$	2,264
Total		3	$	2,264

The following table presents the payment status of our loan modifications made during the twelve months ended December 31, 2025 and 2024:

(dollars in thousands)	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual	Total
December 31, 2025:					
Residential loans	$ 10,891	$ —	$ —	$ —	$ 10,891
Commercial and industrial loans	9,399	19	52	5,360	14,830
Total	$ 20,290	$ 19	$ 52	$ 5,360	$ 25,721

(dollars in thousands)	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual	Total
December 31, 2024:					
Residential loans	$ 404	$ —	$ —	$ —	$ 404
Commercial real estate loans	—	—	12,900	—	12,900
Commercial and industrial loans	2,313	—	—	4,974	7,287
Total	$ 2,717	$ —	$ 12,900	$ 4,974	$ 20,591

112

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 113 NOTE 5: ALLOWANCE FOR CREDIT LOSSES The Company accounts for ACL related to loans in accordance with ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the Company to record an estimate of current expected credit losses (“CECL”) for loans at the time of origination. The ACL is maintained at a level deemed appropriate by management to provide for expected credit losses in the portfolio as of the date of the consolidated balance sheet. The measurement of the ACL is performed by collectively pooling and evaluating loans with similar risk characteristics. The quantitative CECL model estimates credit losses by applying pool-specific probability of default (“PD”) and loss given default (“LGD”) rates to the expected exposure at default ("EAD") over the contractual life of the loans. A significant portion of the ACL is calculated and measured on a collective pool basis, representing $6.6 billion or approximately 98.2% of the total blended loans held for investment portfolio as of December 31, 2025. Pooled loan segments consisted of multifamily, commercial, single-family, non-owner occupied commercial real estate, and construction loans. The remaining portion of the loan portfolio, as of December 31, 2025, representing $88.2 million or approximately 1.3% of the total blended loans held for investment portfolio, consisted of small homogeneous loan portfolios which has its quantitative reserve calculated separately based on historical loss factors for the respective portfolios or, if no historical loss is available, based on peer group historical losses. These loan portfolios include equipment finance, land, consumer and commercial small balance loans. In addition, collateral dependent loans totaling $32.4 million or 0.5% of the total blended loans held for investment portfolio, are separately valued based on the fair value of the underlying collateral. As of December 31, 2024, the ACL was calculated and measured on a collective pool basis, representing $7.8 billion or approximately 97.6% of the total blended loans held for investment portfolio. Pooled loan segments consisted of multifamily, commercial, single-family, non-owner occupied commercial real estate, and construction loans. The remaining portion of the loan portfolio, representing $164.7 million or 2.1% of the total blended loan portfolio, consisted of small homogeneous loan portfolios which have their quantitative reserve calculated separately based on historical loss factors for the respective portfolios or, if no historical loss is available, based upon peer group historical losses. These loan portfolios include equipment finance, land, consumer and commercial small balance loans. In addition, collateral dependent loans totaling $27.0 million or 0.3% of the total blended portfolio were separately valued based on the fair value of the underlying collateral. The measurement also incorporates qualitative components such as internal and external risk factors that may not be adequately assessed in the quantitative model. Qualitative adjustments primarily relate to segments of the loan portfolio deemed by management to be of a higher-risk profile or other factors where management believes the quantitative component of the ACL model may not be fully reflective of levels deemed adequate in the judgment of management. Qualitative adjustments may also relate to uncertainty as to future macroeconomic conditions and the related impact on certain loan segments. Management reviews the need for an appropriate level of quantitative adjustments on a quarterly basis, and as such, the amount and allocation of qualitative adjustments may change in future periods. Management applies a two-year time horizon in its ACL model at which there is a gradual reversion back to historical loss experience over two year period. For purposes of calculating the ACL, the Company has elected to include deferred loan fees and expenses in the loan balance and exclude accrued interest from loan balances. During the third quarter of 2025, the Company revised several key assumptions within its ACL methodology for various loan segments. These changes are in response to changes in economic conditions and increased economic uncertainty. The primary changes included the following:

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 114 Reversion to Unadjusted Historical Information The Company incorporated external peer loss data into its long-term reversion estimates for PD and LGD. Prior to third quarter of 2025, the Company’s reversion to unadjusted historical information was to our own historical experience. For the third quarter of 2025, the Company reverted to a weighted average of our own historical and peer data, using a 50/50 weighting. As the Company’s historical losses were lower than peer losses, this change drove an increase in the ACL. LGD Floor Adjustment The Company increased the floor for LGD from 5% to 10% for multifamily and non-owner occupied commercial real estate portfolios. The increase in the LGD floor was made in response to the continued decline in the price of rental properties in California and the recent increased rental vacancy rate. These refinements have been accounted for as changes in accounting estimates in accordance with FASB ASC 250 – Accounting Changes and Error Corrections and are being applied prospectively beginning with the quarter ended September 30, 2025. The Company considers individual events or data observations as indicators of emerging risks and whether these events and observations, when assessed together over time, constitute a trend that is expected to continue into the future and affect the Company’s portfolio. Credit performance data and economic data can be volatile in the short term, requiring management judgment and multiple data points for trend identification. Observations in a single quarter typically do not constitute a trend. The increasing economic uncertainty and portfolio credit deterioration starting in the second quarter of 2025 continued in the third quarter of 2025, confirming these negative trends and triggering the implementation of changes in assumptions in the third quarter of 2025. Although some economic and credit indicators have longer emerging trends (e.g. multifamily real estate price declines and increased vacancy rates started in 2022), these longer-term trends by themselves did not constitute an assumption change trigger. However, combined with certain portfolio performance indicator trends first observed in the second quarter of 2025, and confirmed in the third quarter of 2025, these indicators support sufficient change in current conditions that required re- evaluation of historical information used and as a result, the change in assumptions in the third quarter of 2025. The impact of the following factors (individually and collectively) were key drivers in the decision to make the refinements noted above effective in the third quarter of 2025: 1) An increase in the level of substandard loans in the second and third quarters of 2025. 2) A large loan moved from the pooled estimation to an individually-evaluated loan, resulting in a significant increase in the ACL. This large loan downgrade in the third quarter of 2025 confirmed a trend in the C&I portfolio after three loan defaults in the fourth quarter of 2024 that were previously considered one-off idiosyncratic events. 3) Significant downgrades in the CRE portfolio in the third quarter of 2025, together with continued weakness in other portfolios. 4) Growing economic uncertainty and negative economic trends surfacing in the first quarter of 2025 and becoming increasingly evident in the second quarter of 2025 resulting from unintended consequences of tariff wars and new economic policies.

Table of Contents

FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

The following is a roll forward of the allowance for credit losses related to loans held for investment for the years ended December 31:

(dollars in thousands)	Beginning Balance	Provision (Reversal) for Credit Losses	Chargeoffs	Recoveries	Ending Balance
2025:					
Real estate loans:					
Residential properties	$ 7,216	$ 35,815	$ —	$ 6	$ 43,037
Commercial properties	6,683	702	—	—	7,385
Land and construction	61	(2)	—	—	59
Commercial and industrial loans	18,333	26,086	(2,071)	1,010	43,358
Consumer loans	9	2	—	—	11
Total	$ 32,302	$ 62,603	$ (2,071)	$ 1,016	$ 93,850
2024:					
Real estate loans:					
Residential properties	$ 9,921	$ (2,048)	$ (657)	$ —	$ 7,216
Commercial properties	4,148	3,499	(964)	—	6,683
Land and construction	332	(271)	—	—	61
Commercial and industrial loans	14,796	19,815	(16,770)	492	18,333
Consumer loans	8	23	(23)	1	9
Total	$ 29,205	$ 21,018	$ (18,414)	$ 493	$ 32,302
2023:					
Real estate loans:					
Residential properties	$ 8,306	$ 1,615	$ —	$ —	$ 9,921
Commercial properties	8,714	(4,317)	(249)	—	4,148
Land and construction	164	168	—	—	332
Commercial and industrial loans	16,521	1,171	(4,998)	2,102	14,796
Consumer loans	26	(18)	(2)	2	8
Total	$ 33,731	$ (1,381)	$ (5,249)	$ 2,104	$ 29,205

The ACL related to loans held for investment was $93.9 million December 31, 2025 and $32.3 million at December 31, 2024. The increase from 2024 was primarily due to $36.4 million recorded as a result of changes in ACL model assumptions and $16.8 million associated with one large C&I loan which was moved from pool evaluation to individually evaluation.

The Company maintained an allowance for unfunded loan commitments totaling $2.5 million at December 31, 2025, and $1.3 million at December 31, 2024, which is included in accounts payable and other liabilities. The allowance is calculated based mostly on loss rates for the type of loan/collateral in which the loan commitment relates with a drawdown probability applied to the available credit balance based on utilization rates for the prior year.

The Company's primary regulatory agencies periodically review the allowance for credit losses and such agencies may require the Company to recognize additions to the allowance based on information and factors available to them at the time of their examinations. Accordingly, no assurance can be given that the Company will not recognize additional provisions for credit losses with respect to the loan portfolio.

115

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 116 Credit Risk Management The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as loans secured by multifamily or commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Company uses the following definitions for risk ratings: Pass: Loans classified as pass are strong credits with no existing or known potential weaknesses deserving of management’s close attention. Special Mention: Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date. Substandard: Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Loans listed as pass include larger non-homogeneous loans not meeting the risk rating definitions above and smaller, homogeneous loans not assessed on an individual basis.

Table of Contents

FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

The following tables present risk categories of loans held for investment based on year of origination, and include gross charge-offs in accordance with ASU 2022-02 as of the dates presented:

(dollars in thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans	Total
December 31, 2025:								
Loans secured by real estate:								
Residential								
Multifamily								
Pass	$ 106,188	$ 87,335	$ 529	$ 1,553,677	$ 761,180	$ 395,599	$ —	$ 2,904,508
Special mention	—	—	—	117,260	11,315	52,425	—	181,000
Substandard	—	—	—	37,275	3,633	118,973	—	159,881
Doubtful	—	—	—	—	—	—	—	—
Total	$ 106,188	$ 87,335	$ 529	$ 1,708,212	$ 776,128	$ 566,997	$ —	$ 3,245,389
Gross charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Single-family								
Pass	$ 16,919	$ 5,387	$ 9,357	$ 234,020	$ 241,438	$ 242,067	$ 33,874	$ 783,062
Special mention	—	—	—	—	—	—	513	513
Substandard	—	—	—	1,546	—	2,783	100	4,429
Doubtful	—	—	—	—	—	—	—	—
Total	$ 16,919	$ 5,387	$ 9,357	$ 235,566	$ 241,438	$ 244,850	$ 34,487	$ 788,004
Gross charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Commercial real estate								
Pass	$ —	$ 2,742	$ 2,357	$ 198,863	$ 74,396	$ 366,997	$ —	$ 645,355
Special mention	—	—	—	5,776	—	14,131	—	19,907
Substandard	—	—	—	5,208	2,977	5,380	—	13,565
Doubtful	—	—	—	—	—	—	—	—
Total	$ —	$ 2,742	$ 2,357	$ 209,847	$ 77,373	$ 386,508	$ —	$ 678,827
Gross charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Land and construction								
Pass	$ —	$ 120	$ —	$ —	$ 4,302	$ 4,946	$ —	$ 9,368
Special mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$ —	$ 120	$ —	$ —	$ 4,302	$ 4,946	$ —	$ 9,368
Gross charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Commercial								
Pass	$ 38,069	$ 43,594	$ 64,787	$ 782,546	$ 133,643	$ 91,403	$ 732,816	$ 1,886,858
Special mention	—	—	1	7,918	31,476	43	6,268	45,706
Substandard	1,553	3,899	13,499	267	20,076	2,632	8,263	50,189
Doubtful	1,073	—	15,985	—	—	—	6,430	23,488
Total	$ 40,695	$ 47,493	$ 94,272	$ 790,731	$ 185,195	$ 94,078	$ 753,777	$ 2,006,241
Gross charge-offs	$ —	$ 32	$ 609	$ 993	$ 319	$ 30	$ 88	$ 2,071
Consumer								
Pass	$ 4	$ —	$ 498	$ —	$ 97	$ 39	$ 711	$ 1,349
Special mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$ 4	$ —	$ 498	$ —	$ 97	$ 39	$ 711	$ 1,349
Gross charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Total loans								
Pass	$ 161,180	$ 139,178	$ 77,528	$ 2,769,106	$ 1,215,056	$ 1,101,051	$ 767,401	$ 6,230,500
Special mention	—	—	1	130,954	42,791	66,599	6,781	247,126
Substandard	1,553	3,899	13,499	44,296	26,686	129,768	8,363	228,064
Doubtful	1,073	—	15,985	—	—	—	6,430	23,488
Total	$ 163,806	$ 143,077	$ 107,013	$ 2,944,356	$ 1,284,533	$ 1,297,418	$ 788,975	$ 6,729,178
Gross charge-offs	$ —	$ 32	$ 609	$ 993	$ 319	$ 30	$ 88	$ 2,071

117

Table of Contents

FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

(dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving Loans	Total
December 31, 2024:								
Loans secured by real estate:								
Residential								
Multifamily								
Pass	$ 101,311	$ 539	$ 1,701,974	$ 749,864	$ 369,887	$ 241,935	$ —	$ 3,165,510
Special mention	—	—	—	47,090	18,572	8,623	—	74,285
Substandard	—	—	13,231	—	18,234	76,185	—	107,650
Doubtful	—	—	—	—	—	—	—	—
Total	$ 101,311	$ 539	$ 1,715,205	$ 796,954	$ 406,693	$ 326,743	$ —	$ 3,347,445
Gross charge-offs	$ —	—	—	—	—	657	—	$ 657
Single-family								
Pass	$ 5,410	$ 9,441	$ 247,252	$ 255,096	$ 90,422	$ 203,116	$ 44,580	$ 855,317
Special mention	—	—	—	—	—	—	510	510
Substandard	—	—	—	—	—	21,104	25	21,129
Doubtful	—	—	—	—	—	—	—	—
Total	$ 5,410	$ 9,441	$ 247,252	$ 255,096	$ 90,422	$ 224,220	$ 45,115	$ 876,956
Gross charge-offs	$ —	—	—	—	—	—	—	$ —
Commercial real estate								
Pass	$ 3,784	$ 2,398	$ 217,827	$ 115,582	$ 136,414	$ 378,101	$ —	$ 854,106
Special mention	—	—	1,637	1,299	7,966	4,795	—	15,697
Substandard	—	12,900	—	—	845	20,133	—	33,878
Doubtful	—	—	—	—	—	—	—	—
Total	$ 3,784	$ 15,298	$ 219,464	$ 116,881	$ 145,225	$ 403,029	$ —	$ 903,681
Gross charge-offs	$ —	—	—	—	—	964	—	$ 964
Land and construction								
Pass	$ 125	$ 24,970	$ 32,877	$ 4,444	$ 1,035	$ 5,683	$ —	$ 69,134
Special mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$ 125	$ 24,970	$ 32,877	$ 4,444	$ 1,035	$ 5,683	$ —	$ 69,134
Gross charge-offs	$ —	—	—	—	—	—	—	$ —
Commercial								
Pass	$ 66,699	$ 151,580	$ 972,111	$ 234,062	$ 88,657	$ 27,220	$ 1,147,464	$ 2,687,793
Special mention	690	3,400	9,430	24,087	—	605	7,602	45,814
Substandard	2,593	31	28	422	12	2,218	4,103	9,407
Doubtful	—	—	—	—	—	—	—	—
Total	$ 69,982	$ 155,011	$ 981,569	$ 258,571	$ 88,669	$ 30,043	$ 1,159,169	$ 2,743,014
Gross charge-offs	$ 572	622	1,310	795	3,437	4,530	5,504	$ 16,770
Consumer								
Pass	$ 89	$ 5	$ —	$ 107	$ —	$ 49	$ 913	$ 1,163
Special mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$ 89	$ 5	$ —	$ 107	$ —	$ 49	$ 913	$ 1,163
Gross charge-offs	$ —	—	—	—	—	—	23	$ 23
Total loans								
Pass	$ 177,418	$ 188,933	$ 3,172,041	$ 1,359,155	$ 686,415	$ 856,104	$ 1,192,957	$ 7,633,023
Special mention	690	3,400	11,067	72,476	26,538	14,023	8,112	136,306
Substandard	2,593	12,931	13,259	422	19,091	119,640	4,128	172,064
Doubtful	—	—	—	—	—	—	—	—
Total	$ 180,701	$ 205,264	$ 3,196,367	$ 1,432,053	$ 732,044	$ 989,767	$ 1,205,197	$ 7,941,393
Gross charge-offs	$ 572	622	1,310	795	3,437	6,151	5,527	$ 18,414

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Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 119 A loan is considered collateral dependent when the borrower is experiencing financial difficulty and repayment of the loan is expected to be provided substantially through the operation or sale of the collateral. Collateral dependent loans are evaluated individually to determine expected credit losses and any ACL allocation is determined based upon the amount by which amortized costs exceed the estimated fair value of the collateral, adjusted for estimated selling costs (if applicable). The following table presents the amortized cost basis of collateral dependent loans, and the related ACL allocated to these loans as of the dates indicated: Equipment/ ACL (dollars in thousands) Real Estate Cash Receivables Total Allocation December 31, 2025: Loans secured by real estate: Residential properties Multifamily $ 1,409 $ — $ — $ 1,409 $ — Single-family 2,149 — — 2,149 — Commercial real estate loans 2,406 — — 2,406 — Commercial loans 107 — 26,335 26,442 17,573 Total $ 6,071 $ — $ 26,335 $ 32,406 $ 17,573 December 31, 2024: Loans secured by real estate: Residential properties Multifamily $ 2,802 $ — $ — $ 2,802 $ — Single-family 15,856 — — 15,856 — Commercial real estate loans 4,497 — — 4,497 — Commercial loans — — 3,935 3,935 697 Total $ 23,155 $ — $ 3,935 $ 27,090 $ 697 NOTE 6: PREMISES AND EQUIPMENT A summary of premises and equipment is as follows at December 31: (dollars in thousands) 2025 2024 Leasehold improvements and artwork $ 29,024 $ 27,160 Information technology equipment 13,529 13,933 Furniture and fixtures 2,795 3,311 Land and auto 14,095 14,096 Total 59,443 58,500 Accumulated depreciation and amortization (24,780) (22,694) Net $ 34,663 $ 35,806 Depreciation expense for premises and equipment was $4.4 million, $4.8 million, and $4.4 million as of December 31, 2025, 2024 and 2023, respectively.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 120 NOTE 7: REAL ESTATE OWNED The activity in our portfolio of REO is as follows during the periods ending December 31: (dollars in thousands) 2025 2024 Beginning balance $ 6,210 $ 8,381 Loans transferred to REO — — Dispositions of REO — (2,171) Ending balance $ 6,210 $ 6,210 During the year ended December 31, 2024, one of the two REO properties held at the beginning of 2024 was sold, resulting in a gain on sale of REO of $0.7 million, which is included in the consolidated statements of operations. At December 31, 2025, REO consisted of one property which is carried at amortized cost as the appraised value adjusted for estimated selling costs exceeded the amortized cost basis. NOTE 8: GOODWILL AND CORE DEPOSIT INTANGIBLES Goodwill is recorded upon completion of a business combination as the difference between the purchase price and the fair value of net identifiable assets acquired. Goodwill is deemed to have an indefinite useful life and as such is not subject to amortization and instead is tested for impairment annually unless a triggering event occurs thereby requiring an updated assessment. Our regular annual impairment assessment occurs in the fourth quarter. Impairment exists when the carrying value of goodwill exceeds its fair value. An impairment loss would be recognized in an amount equal to that excess as a charge to noninterest expense in the consolidated statement of operations. The closure of three large regional banks during the year ended December 31, 2023, coupled with the drastic change in macroeconomic conditions and persistent rate increases by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) caused a significant decline in bank stock prices including our own. These triggering events required an updated assessment of our goodwill as of June 30, 2023, which concluded that our goodwill was impaired. As a result, we recorded a goodwill impairment charge equal to our entire goodwill balance of $215.3 million in the second quarter of 2023 as the estimated fair value of equity was less than book value. The updated assessment utilized three approaches, each receiving equal weighting: (1) the guideline public company (“GPC”) method which compares benchmarking data of the Company to a set of comparable GPCs; (2) the guideline transaction (“GT”) method utilizing financial results of the Company for the latest twelve months and comparing to publicly available transaction data, and (3) a discounted cash flow method, taking into consideration expectations of the Company’s growth and profitability going forward. The goodwill impairment was a non-cash charge and had no impact on our regulatory capital ratios, cash flows, or liquidity position. Core deposit intangibles are deemed to have definite useful lives and arise from whole bank acquisitions. Core deposit intangibles are amortized on an accelerated method over their estimated useful lives, which range from 7 to 10 years. At December 31, 2025 and 2024, core deposit intangible assets totaled $2.4 million and $3.6 million, respectively, and we recognized $1.2 million, $1.4 million and $1.6 million in core deposit intangible amortization expense in 2025, 2024 and 2023, respectively. NOTE 9: DERIVATIVE ASSETS On February 1, 2024, the Bank entered into an interest rate swap agreement with an institutional counterparty to hedge against our exposure to changes in interest rates as part of our overall interest rate risk management strategy. On the date the agreement was entered into, the derivative was designated as a cash flow hedge, as it was undertaken to manage the risk of changes in cash flows on interest payments associated with a stream of variable- rate, short-term borrowings for a corresponding amount that are attributable to changes in the future financing rates of each rolling maturity. At inception

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 121 and on a quarterly basis thereafter, an assessment is performed to determine the effectiveness of the derivative at reducing the risk associated with the hedged exposure. A cash flow hedge designated as highly effective is carried at fair value on the balance sheet with the portion of change in fair value of the cash flow hedge considered highly effective recognized in AOCI. If the cash flow hedge becomes ineffective, the portion of the change in fair value of the cash flow hedge considered ineffective is reclassified from AOCI to earnings. The hedging instrument is a pay-fixed, receive variable interest rate swap agreement having a beginning notional amount of $450 million. The Bank pays quarterly interest at a fixed rate of 3.583% and receives quarterly interest payments calculated at the Daily Simple SOFR over the same period. The original term of the agreement was five years, expiring on February 1, 2029. On March 28, 2024, the original hedge position notional amount was reduced by $100 million, and a corresponding amount of the hedged item was simultaneously de-designated, resulting in the recording of a gain of $1.7 million, classified as capital markets activities on the accompanying statements of operations. At December 31, 2025, the fair value of the cash flow hedge was $(6.9) million and is classified in derivative liabilities with a corresponding amount classified as a component of AOCI on the accompanying balance sheet. At December 31, 2024, the fair value of the cash flow hedge was $5.1 million and is classified in derivative assets with a corresponding amount classified as a component of AOCI on the accompanying balance sheet. On January 29, 2025, the Bank entered into an interest rate swap agreement with an institutional counterparty to hedge the interest rate risk to earnings associated with fair value changes in the valuation allowance previously established as a result of loans that were reclassified from loans held for investment to loans held for sale during the second half of 2024. The hedging instrument is a pay-fixed, receive variable interest rate swap agreement with a notional amount of $1.0 billion that will amortize down to $400 million over four years. The Bank will pay quarterly interest at a fixed rate of 4.03% and receive quarterly interest payments calculated at the Daily Simple SOFR over the same period. The original term of the agreement was four years, expiring on January 29, 2029. Since the fair value changes of the valuation allowance for reclassified loans in loans held for sale already flow through earnings, the Bank has elected to not designate the hedge for hedge accounting to ensure that changes in the derivative’s value are reported in current earnings each period. Interest rate swaptions hedge the interest rate exposure of the Company against changes in the fair value of fixed rate callable assets when the benchmark rate exceeds the strike rate of the hedging instrument. During the fourth quarter of 2025, the Company purchased a combined $1.2 billion of interest rate swaptions which were designated as fair value hedges utilizing the portfolio layer method (ASC 815-20-25-12A). The hedged item for each swaption was a pool of fixed-rate callable available-for-sale securities or a pool of loans. For those hedging relationships, the Company excludes time value from the assessment of hedge effectiveness and recognizes changes in intrinsic value of the swaptions in current earnings in net interest income. The change in the time value of the swaptions is recognized in other comprehensive income (loss) and amortized into earnings (net interest income) over its legal term. As of December 31, 2025, we held one fixed rate payer swaption with a notional amount of $662 million and an expiration date on April 30, 2026, one fixed rate payer swaption with a notional amount of $304 million and an expiration date on April 30, 2026, one fixed rate payer swaption with a notional amount of $175 million and an expiration date on April 30, 2026, and one fixed rate payer swaption with a notional amount of $60 million and an expiration date on April 30, 2026. For derivative instruments that are designated and qualify as a fair value hedge, the gain or loss on the derivative instrument as well as the offsetting loss or gain on the hedged asset or liability attributable to the hedged risk are recognized in current earnings. The gain or loss on the derivative instrument is presented on the same income statement line item as the earnings effect of the hedged item. The Company utilizes interest rate swaps designated as fair value hedges to mitigate the effect of changing interest rates on the fair values of certain fixed-rate callable assets including available-for- sale securities and loans. The hedging strategy economically converts the fixed interest rates to variable interest rates based on federal funds rates or SOFR. During the fourth quarter of 2025, the Company executed five interest rate swap agreements for a total notional amount of $799 million. Under the portfolio layer method, the hedged item is designated as a hedged layer on a closed portfolio of available-for-sale securities that is anticipated to remain outstanding throughout the hedge period ending April 1, 2030.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 122 NOTE 10: LOAN SALES AND MORTGAGE SERVICING RIGHTS The Company retained servicing rights for most of the loans sold and recognized mortgage servicing rights in connection with multifamily loan sale transactions that occurred in 2025, 2024, as well as 2021 and prior. As of December 31, 2025 and 2024, mortgage servicing rights net of valuation allowance totaled $8.2 million and $6.4 million, respectively, and is classified as a component of other assets in the accompanying consolidated balance sheets. The amount of loans serviced for others totaled $1.8 billion and $1.3 billion at December 31, 2025 and 2024, respectively. Servicing fees collected in 2025, 2024, and 2023 were $4.3 million, $2.5 million, and $2.5 million, respectively. In 2025, $1.0 billion principal balance of multifamily loans were sold, and the Company recognized a loss of $9.6 million in earnings and recorded mortgage servicing rights asset of $3.8 million on the consolidated balance sheet. In 2024, $489 million principal balance of multifamily loans were sold, and the Company recognized a gain of $4.4 million in earnings and recorded a mortgage servicing right asset of $2.8 million on the consolidated balance sheets. There were no loan sale transactions in 2023 that resulted in the recognition of mortgage servicing rights. There were no loan purchase transactions in 2025 or 2024. NOTE 11: DEPOSITS The following table summarizes the outstanding balance of deposits and average rates paid thereon as of: 2025 2024 Weighted Weighted (dollars in thousands) Amount Average Rate Amount Average Rate Demand deposits: Noninterest-bearing $ 1,235,589 — $ 1,956,628 — Interest-bearing 1,677,461 2.70% 1,995,397 3.29 % Money market and savings 3,530,134 3.29% 3,524,801 3.60 % Certificates of deposit 2,841,386 4.24% 2,393,453 4.72 % Total $ 9,284,570 3.04% $ 9,870,279 3.09 % The following table provides the remaining maturities of certificates of deposit accounts greater than $250,000 as of: December 31, 2025 December 31, 2024 Large Denomination Certificates of Deposit Maturity Distribution (dollars in thousands) 3 months or less $ 85,998 $ 76,691 Over 3 months through 6 months 64,187 44,619 Over 6 months through 12 months 31,809 92,960 Over 12 months — 13,417 Total $ 181,994 $ 227,687 Large depositor relationships, consisting of deposit relationships which exceed 2% of total deposits, accounted for, in the aggregate, 9.7% and 19.7% of our total deposits as of December 31, 2025 and 2024, respectively. The composition of our large depositor relationships includes mortgage servicing clients who have maintained long-term depository relationships with us. The balances in these depository accounts are subject to seasonal inflows and outflows, common in the mortgage servicing industry, and average balances in the portfolio unexpectedly grew in the later part of 2024.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 123 Accrued interest payable on deposits, which is included in accounts payable and other liabilities, was $24.7 million and $27.7 million at December 31, 2025 and 2024, respectively. NOTE 12: BORROWINGS The Bank has established secured and unsecured lines of credit under which it may borrow funds from time to time on a term or overnight basis from the FHLB, Federal Reserve Bank of San Francisco (the “Federal Reserve Bank”), and other institutions. At December 31, 2025, our borrowings consisted of $1.0 billion in FHLB putable advances at the Bank, $400 million of FHLB term advances at the Bank, $18 million in repurchase agreements at the Bank, and a $12.5 million line of credit at the holding company. At December 31, 2024, our borrowings consisted of $1.0 billion in FHLB putable advances at the Bank, $400 million of FHLB term advances at the Bank, and $25 million in repurchase agreements at the Bank. FHLB Advances The FHLB putable advances outstanding at December 31, 2025 had a weighted average remaining life of 5.25 years and a weighted average interest rate of 3.74%. The putable advances can be called quarterly until maturity at the option of the FHLB at various put dates. $300 million were eligible for exercising in March 2025 and the remaining $700 million were eligible for exercising beginning in June 2025. None of the puts were exercised in 2025. The FHLB term advances outstanding at December 31, 2025 and December 31, 2024 consisted of the following: $300 million in a three-year fixed-rate advance maturing on May 28, 2027 at an interest rate of 4.95% $100 million in a five-year fixed-rate advance maturing on June 28, 2028 at an interest rate of 4.21% FHLB advances are collateralized primarily by loans secured by single-family, multifamily, and commercial real estate properties with a market value of $3.3 billion and $4.1 billion as of December 31, 2025 and December 31, 2024, respectively. The Bank’s total unused borrowing capacity from the FHLB was $1.4 billion and $1.7 billion as of December 31, 2025 and December 31, 2024, respectively. The Bank had in place $151 million in letters of credit from the FHLB as of December 31, 2025, $141 million of which is used as collateral for the 2024 multifamily loan sale/securitization, and $10 million of which is used as collateral for public fund deposits. The FHLB putable advances outstanding at December 31, 2024 had a weighted average remaining life of 6.25 years and a weighted average interest rate of 3.74%. Federal Reserve Bank Borrowings The Bank has a secured line of credit with the Federal Reserve Bank including the secured borrowing capacity through the Federal Reserve Bank’s Discount Window, and Borrower-in-Custody (“BIC”) programs. Borrowings under the BIC program are overnight advances with interest chargeable at the primary credit borrowing rate. At December 31, 2025, the Bank did not have any borrowings outstanding under any of the Federal Reserve Bank programs. At December 31, 2025, the Bank had secured unused borrowing capacity of $1.8 billion under this agreement. At December 31, 2024, the Bank did not have any borrowings outstanding under any of the Federal Reserve Bank programs. At December 31, 2024, the Bank had secured unused borrowing capacity of $1.1 billion under this agreement. Uncommitted Credit Facilities: The Bank has a total of $240 million in borrowing capacity through unsecured federal funds lines, ranging in size from $20 million to $100 million, with six correspondent financial institutions. At December 31, 2025 and 2024, there were no balances outstanding under these arrangements. Holding Company Line of Credit: FFI has entered into a loan agreement with an unaffiliated lender that provides for a revolving line of credit for up to $20 million maturing in June 2026. The loan bears an interest rate of Prime rate, plus 50 basis points (0.50%). FFI’s

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

obligations under the loan agreement are secured by, among other things, a pledge of all of its equity in the Bank. As of December 31, 2025, there was a $12.5 million balance outstanding under this agreement.

We had a breach to one of our debt covenants under the agreement, but we received a waiver from the lender. We maintain the ability to pay off the line of credit with FFI cash and liquidity from our FFA subsidiary.

Repurchase Agreements:
The repurchase agreements are treated as overnight borrowings with the balance associated with obligations to repurchase securities sold reflected as a liability. The investment securities underlying these agreements remain in the Company's securities AFS portfolio. As of December 31, 2025 and December 31, 2024, the repurchase agreements are collateralized by investment securities with a fair value of approximately $70.5 million and $77.3 million, respectively.

NOTE 13: SUBORDINATED DEBT

At December 31, 2025 and December 31, 2024, FFI had two issuances of subordinated notes outstanding with an aggregate carrying value of $174 and $173 million, respectively. At December 31, 2025 and December 31, 2024, FFI was in compliance with all covenants under its subordinated debt agreements. The following table summarizes the outstanding subordinated notes as of the dates indicated:

(dollars in thousands)	Stated Maturity	Current Interest Rate	Current Principal Balance	Carrying Value December 31, 2025	Carrying Value December 31, 2024
Subordinated notes					
Subordinated notes due 2032, 3.50% per annum until February 1, 2027, 3-month SOFR + 2.04% thereafter.	February 1, 2032	3.50 %	$ 150,000	$ 148,538	$ 148,298
Subordinated notes due 2030, 6.0% per annum until June 30, 2025, 3-month SOFR + 5.90% thereafter.	June 30, 2030	10.19 %	24,165	24,983	25,161
Total			$ 174,165	$ 173,521	$ 173,459

NOTE 14: SHAREHOLDERS' EQUITY

FFI is a holding company and does not have any direct operating activities. Any future cash flow needs of FFI are expected to be met by its existing cash and cash equivalents and dividends from its subsidiaries. The Bank is subject to various laws and regulations that limit the amount of dividends that a bank can pay without obtaining prior approval from bank regulators. FFI's cash and cash equivalents totaled $11.2 million and $7.7 million at December 31, 2025 and 2024, respectively.

On July 8, 2024, the Company raised approximately $228 million of gross proceeds in an equity capital raise ("July 2024 Capital Raise") with certain investors. In the July 2024 Capital Raise, the Company sold and issued to the investors: (a) 11,308,676 shares of common stock at a purchase price per share of $4.10 (on July 1, 2024, the day before the announcement of the July 2024 Capital Raise, the closing price of the common stock was $6.47); (b) 29,811 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series A Noncumulative Convertible Preferred Stock (the "Series A Preferred Stock"), at a price per share of $4,100, and each share of which is convertible into 1,000 shares of common stock, and all of which shares of Series A Preferred Stock represent the right (on an as converted basis) to receive approximately 29,811,000 shares of common stock; (c) 14,490 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series B Noncumulative Preferred Stock (the "Series B Preferred Stock"), at a price per share of $4,100, each share of which is convertible into 1,000 shares of common stock, and all of which shares of Series B Preferred Stock represent the right (on an as converted basis) to receive approximately 14,490,000 shares of common stock; and (d) Issued Warrants, affording the holder thereof the right, until the seven-year anniversary of the issuance of such Issued Warrant, to purchase for $5,125 per share, 22,239 shares of

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Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 125 Series C non-voting, common-equivalent preferred stock (the “Series C NVCE Stock”). Each share of Series C NVCE Stock is convertible into 1,000 shares of common stock, all of which shares of Series C NVCE Stock, upon issuance, will represent the right (on an as converted basis) to receive approximately 22,239,000 shares of common stock. The investors were subject to a 180-day lock-up period with respect to the securities purchased. Net proceeds from the July 2024 Capital Raise of $214.5 million, consisting of the $228 million gross proceeds less issuance costs of $13.5 million, were allocated amongst the newly issued equity instruments under the relative fair value method. Under the relative fair value method, each equity instrument was allocated a portion of the net proceeds based on the proportion of its fair value to the sum of the fair values of all of the equity instruments covered in the allocation. The terms of the Series A Preferred Stock, Series B Preferred Stock, and Series C NVCE Stock are more fully described in the respective Certificates of Designation, which were included as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2024, and incorporated by reference therein. The terms of the Issued Warrants are more fully described in the Issued Warrant, a form of which was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2024, and incorporated by reference therein. On September 30, 2024, stockholders approved and adopted an amendment to the Company’s certificate of incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares, and also approved the issuance of shares of common stock in connection with the July 2024 Capital Raise pursuant to NYSE listing rules. As a result of these approvals, all of the issued and outstanding shares of the Series B Preferred Stock automatically converted into shares of common stock as of the close of business on October 2, 2024, in accordance with the terms of the Certificate of Designation for the Series B Preferred Stock. In addition, the quarterly non-cumulative cash dividend (annual rate of 13%) and liquidation preference rights of the Series A Preferred Stock ceased to apply. Shares of Series A Preferred Stock (a) are now entitled to receive dividends at the same time and on the same terms as shares of common stock in accordance with the Certificate of Designation for the Series A Preferred Stock, and (b) rank as equal to shares of common stock in any liquidation of the Company. Furthermore, the Company will not be required to issue any cash-settled warrants to the investors who participated in the July 2024 Capital Raise. At December 31, 2025, there were no declared dividends outstanding with respect to the Series A Preferred Stock. FFB has agreed not to pay dividends to the Company without the FDIC and DFPI’s prior written approval.

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

NOTE 15: EARNINGS PER SHARE

Basic earnings per share ("EPS") excludes dilution and is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if contracts to issue common stock were exercised or converted into common stock that would then share in earnings. Contracts to issue common stock include warrants, convertible preferred stock, stock options, restricted stock, and other contingent shares. As the average common share price was above the $5.125 per share exercise price (on an as-converted basis) of the warrants, the warrants would have been included in the dilutive share count and diluted earnings per share as of December 31, 2025, if the Company had positive earnings for the period. The following table sets forth the Company's earnings per share calculations for the years ended December 31:

(dollars in thousands, except per share amounts)	2025		2024		2023	
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Net loss	$ (155,157)	$ (155,157)	$ (92,407)	$ (92,407)	$ (199,064)	$ (199,064)
Weighted average basic common shares outstanding	82,506,015	82,506,015	65,598,430	65,598,430	56,426,093	56,426,093
Dilutive effect of options, restricted stock, warrants, and contingent shares issuable		—		—		—
Diluted common shares outstanding		82,506,015		65,598,430		56,426,093
Net loss per share	$ (1.88)	$ (1.88)	$ (1.41)	$ (1.41)	$ (3.53)	$ (3.53)

Stock options for the 22,550 shares of common stock outstanding at December 31, 2023 were not considered in computing earnings per share because they are antidilutive. There were no stock options outstanding as of December 31, 2025.

NOTE 16: STOCK BASED COMPENSATION

In 2015, shareholders approved an equity incentive plan ("2015 Plan") whereby: the Company can no longer issue Equity Incentive Awards under the previously approved plans; 750,000 shares of common stock will be available for the grant of Equity Incentive Awards to the Company's executive officers, other key employees and directors; Equity Incentive Awards that are outstanding under the prior plans will remain outstanding and unchanged and subject to the terms of those Plans; and upon termination, cancellation or forfeiture of any of the Equity Incentive Awards that are outstanding under the prior plans, those shares will be added to the pool of shares available for future grants of Equity Incentive Awards under the plan approved in 2015.

In 2024, shareholders approved an equity incentive plan ("2024 Plan") that replaced the 2015 Plan with respect to issuing new equity compensation awards. Awards outstanding under the 2015 Plan will continue to be governed by the terms of the 2015 Plan. The 2024 Plan permits the discretionary award of incentive stock options ("ISOs"), nonqualified stock options ("NSOs"), stock appreciation rights ("SARs"), and restricted stock units to directors, officers, employees and consultants or the directors, officers, employees, and consultants of any of the Company's subsidiaries or affiliates as well as prospective employees and consultants who have agreed to serve the Company. The 2024 Plan was amended in 2025 to, among other things, increase the maximum number of shares that may be issued under the 2024 Plan to 4,000,000 shares of common stock, which number is subject to adjustment per terms of the 2024 Plan.

The Company recognized stock-based compensation expense of $5.3 million, $2.0 million, and $1.7 million in 2025, 2024, and 2023, respectively, related to RSUs.

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

Stock options, when granted, have an exercise price not less than the current market value of the common stock and expire after ten years if not exercised. If applicable, vesting periods are set at the date of grant and the Plans provide for accelerated vesting should a change in control occur.

The following table summarizes the activities in the Plans during 2023:

(dollars in thousands except per share amounts)	Options Granted		Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term		Aggregate Intrinsic Value
Balance: December 31, 2023	22,550	$	9.00			
Options forfeited	(22,550)		9.00			
Balance: December 31, 2024	—		—			
Options exercisable	—	$	—		$	

The intrinsic value of stock options exercised in 2023 was $0.

The following table provides a summary of the RSUs issued by the Company under its equity incentive plans for the periods ended December 31:

	2025			2024			2023		
	Shares		Weighted Average Grant Date Fair Value	Shares		Weighted Average Grant Date Fair Value	Shares		Weighted Average Grant Date Fair Value
Balance: January 1	950,265	$	3.87	146,384	$	(9.12)	199,016	$	31.92
New RSUs	1,216,229		5.33	1,053,224		7.66	267,480		14.04
Shares vested and issued	(308,906)		8.15	(119,040)		14.06	(158,478)		18.90
RSUs forfeited	(450,763)		5.94	(130,303)		10.61	(161,634)		18.82
Balance December 31	1,406,825	$	3.52	950,265	$	3.87	146,384	$	(9.12)

The fair value of the shares vested and issued was $1.7 million, $0.9 million and $1.9 million in 2025, 2024 and 2023, respectively. As of December 31, 2025, the Company had $4.9 million of unrecognized compensation costs related to outstanding RSUs, which will be recognized through March 2028 subject to the related vesting requirements.

NOTE 17: 401(k) PROFIT SHARING PLAN

The Company's employees participate in the Company's 401(k) profit sharing plan (the "401k Plan") that covers all employees eighteen years of age or older who have completed three months of employment. Each employee eligible to participate in the 401k Plan may contribute up to 100% of his or her compensation, subject to certain statutory limitations. In 2025, 2024, and 2023, the Company matched 100% of a participant's contribution up to 3% of a participant's compensation and an additional 50% of a participant's contribution up to the next 2% of a participant's compensation. These employer contributions are subject to the plan's vesting schedule. The Company contributions of $2.0 million, $2.0 million and $2.4 million were included in compensation and benefits for 2025, 2024 and 2023, respectively. The Company may also make an additional profit-sharing contribution on behalf of eligible employees. No profit-sharing contributions were made in 2025, 2024 or 2023.

127

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 128 NOTE 18: INCOME TAXES The Company is subject to federal income tax and California franchise tax. Income tax expense (benefit) was as follows for the years ended December 31: (dollars in thousands) 2025 2024 2023 Current expense (benefit): Federal $ 6,833 $ 4,534 $ 4,536 State 130 266 (1,924) Deferred expense (benefit): Federal (24,201) (39,052) (3,170) State (850) (10,721) (442) Total current and deferred benefit (18,088) (44,973) (1,000) Change in valuation allowance expense 101,700 — — Total $ 83,612 $ (44,973) $ (1,000) All losses before income tax expense were from U.S. operations for the years ended December 31, 2023 through 2025. The following is a comparison of the federal statutory income tax rates to the Company’s effective income tax rate for the years ended December 31: 2025 (dollars in thousands) Amount Rate U.S. federal statutory income tax $ (15,024) 21.00 % Domestic state and local income taxes, net of federal effect 3,548 (4.96)% Domestic federal tax effects: Nontaxable and nondeductible items Tax exempt interest income (2,835) 3.96 % Merger costs 1,276 (1.78)% Partnership losses (1,108) 1.55 % Tax credits (9,022) 12.61 % Other items: Low income housing, net benefit 6,833 (9.55)% Deferred tax expense from change in accounting method for LIHTC investments 4,590 (6.42)% Windfall benefit – exercise of stock options 177 (0.25)% Other 190 (0.27)% Change in valuation allowance 94,987 (132.77)% Effective tax rate $ 83,612 (116.87)%

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 129 2024 2023 (dollars in thousands) Amount Rate Amount Rate (Loss) income before taxes $ (137,380) $ (200,064) Federal tax statutory rate $ (28,850) 21.00% $ (42,013) 21.00 % State tax, net of Federal benefit (9,382) 6.83% (14,435) 7.22 % Windfall benefit – exercise of stock options 333 (0.24)% 299 (0.15)% Goodwill impairment — — % 60,733 (30)% Low income housing, net benefit (4,093) 2.98% (1,020) 0.51 % Tax exempt interest income (3,713) 2.70% (3,751) 1.87 % Other items, net 732 (0.53)% (813) 0.41 % Effective tax rate $ (44,973) 32.74% $ (1,000) 0.50 % As a result of the valuation allowance, the Company changed the method that it accounts for low-income tax housing credit investments from the proportional amortization method to the equity method. The Company’s state tax primarily consists of California, Florida, and Texas. Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income tax recognition. The following is a summary of the components of the net deferred tax assets recognized in the accompanying consolidated balance sheets at December 31: (dollars in thousands) 2025 2024 Deferred tax assets (liabilities) Allowance for credit losses $ 25,593 $ 11,788 Net operating loss 55,466 50,467 LIHTC tax credit carryforwards 17,471 8,310 State taxes 27 27 Stock-based compensation 1,008 223 Market valuation: merger 2,491 2,704 Capital activities – mark to market 349 500 Compensation related 1,061 1,044 Core deposit intangible (668) (990) Prepaid expenses (2,227) (2,143) Depreciation (776) (1,257) Accumulated other comprehensive income 561 3,599 LIHTC partnership investment (5,783) — Other 4,061 2,378 Valuation allowance (98,634) — Net deferred tax assets $ — $ 76,650 As part of a merger in 2012, the Company acquired operating loss carryforwards of $13.4 million. These operating loss carryforwards are subject to limitation under Section 382 of the Internal Revenue Code and expire in 2032. As a result, the Company will only be able to utilize operating loss carryforwards of $7.6 million, ratably over a period of 20 years. As part of a merger in 2015, the Company acquired operating loss carryforwards of $3.6 million. These operating loss carryforwards are subject to limitation under Section 382 of the Internal Revenue Code and expire in 2035. As part of the mergers in 2017 and 2018, the Company acquired operating loss carryforwards of $0.7 and $3.2 million, respectively. These operating loss carryforwards are subject to limitations under Section 382 of the Internal Revenue Code and have been fully utilized as of the end of 2020. As of December 31, 2025, the remaining operating loss carryforwards from acquisitions available to be utilized by the Company were $5.2 million. The Company estimates it will have at total $200 million of net operating loss carryforwards at December 31, 2025 that do not expire. The Company has state operating loss carryforwards from acquisitions of $5.6 million that begin to expire in 2031, and state operating loss carryforwards of $146.8 million that begin to expire in 2043.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 130 The Company has $17.5 million in low-income housing tax credits. $8 million will expire in 2044 and the remainder will expire in 2045. The Company accounts for income taxes by recognizing deferred tax assets and liabilities based upon future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Management evaluates the realizability of deferred tax assets on a regular basis, considering all available evidence, both positive and negative. Due to the current year’s loss as well as cumulative losses, the Company determined that it is more likely than not that the net deferred tax assets will not be realized and therefore recorded a valuation allowance against its entire net deferred tax asset balance of $98.6 million during the year ended December 31, 2025. The Company will continue to assess the need for a valuation allowance in future periods and will adjust the allowance as necessary based on changes in circumstances or new information. Company paid $45,000 and $77,000 in state taxes, net of refunds, in 2025 and 2024, respectively. The Company’s federal income tax returns for the periods 2022 through 2024 are open to audit. The Company’s California and other state income tax returns for the periods ranging between 2021 through 2024 are open to audit. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. No interest or penalties were recognized during the years presented. NOTE 19: LEASES The Company leases certain facilities for its corporate offices and branch operations under non-cancelable operating leases that expire through 2035. Right-of-use assets are classified as other assets and their corresponding lease liabilities are classified as accounts payable and other liabilities in the consolidated balance sheets. Certain leases include options to renew, with renewal terms that can extend the lease term. The depreciable life of leased assets are limited by the expected lease term. The following table presents supplemental lease information at or for the twelve months ended December: (dollars in thousands) 2025 2024 Balance Sheet: Right-of-use assets $ 18,469 $ 22,313 Lease liabilities 24,283 28,321 2025 2024 2023 Statement of Operations: Operating lease cost classified as occupancy and equipment expense $ 6,906 $ 6,661 $ 7,446 Weighted average lease term, in years 4.62 5.26 5.36 Weighted average discount rate 5.57% 5.50% 5.73 % Operating cash flows $ 6,850 $ 6,053 $ 6,869 The calculated amount of the right-of-use assets and lease liabilities in the table above are impacted by the length of the lease term and the discount rate used to present value the minimum lease payments. The Company’s lease agreements often include one or more options to renew at the Company’s discretion. GAAP requires the use of the rate implicit in the lease whenever this rate is readily determinable. As this rate is rarely determinable, the Company utilizes its incremental borrowing rate at lease inception, on a collateralized basis, over a similar term. For operating leases existing prior to January 1, 2019, the rate for the remaining lease term as of January 1, 2019 was used.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 131 Lease expense for 2025, 2024, and 2023 was $5.7 million, $6.7 million, and $6.9 million, respectively and is included in occupancy and depreciation expense in the consolidated statements of operations. Future minimum lease commitments under all non-cancelable operating leases at December 31, 2024 are as follows: (dollars in thousands) 2026 $ 6,789 2027 5,946 2028 5,915 2029 4,830 2030 1,881 2030 and after 2,045 Total future minimum lease payments $ 27,406 Discount on cash flows (3,123) Total lease liability $ 24,283 NOTE 20: COMMITMENTS AND CONTINGENCIES Financial Instruments with Off-Balance Sheet Risk In the normal course of business, the Bank is a party to financial instruments with off-balance sheet risk to meet the financing needs of customers and to reduce exposure to fluctuations in interest rates. These financial instruments may include commitments to extend credit and standby and commercial letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby and commercial letters of credit and financial guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The following table provides the off-balance sheet arrangements of the Bank as of December 31: (dollars in thousands) 2025 2024 Commitments to fund new loans $ 778 $ — Commitments to fund under existing loans, lines of credit 1,124,434 1,032,887 Commitments under standby letters of credit 22,820 34,901 Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include deposits, marketable securities, accounts receivable, inventory, property, plant and equipment, motor vehicles and real estate. Other Commitments The Company has commitments to invest in qualified affordable housing projects as discussed in Note 22: Qualified Affordable Housing Project Investments. Litigation From time to time, the Company may become party to various lawsuits which have arisen in the course of business. While it is not possible to predict with certainty the outcome of such litigation, it is the opinion of management,

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 132 based in part upon opinions of counsel, that the liability, if any, arising from such lawsuits would not have a material adverse effect on the Company’s financial position or results of operations. NOTE 21: RELATED-PARTY TRANSACTIONS The Bank held $1.4 million and $2.4 million of deposits from related parties, including directors and executive officers of the Company and their affiliates, as of December 31, 2025 and December 31, 2024, respectively. Interest paid on deposit accounts held by related parties was $8,000 in 2025, $17,000 in 2024 and $180,000 in 2023. As of December 31, 2023, related parties, including directors and executive officers of the Company and their affiliates, held $4.8 million in assets under management with FFA and FFB. In 2023 the Company received $20,000 in fees related to these assets under management. NOTE 22: QUALIFIED AFFORDABLE HOUSING PROJECT INVESTMENTS The Company began investing in qualified affordable housing projects in the last quarter of 2019. These investments may qualify for Community Reinvestment Act (“CRA”) credit and generate low-income housing tax credits (“LIHTC”) and other tax benefits over an approximate 10-year period. The Company records these investments using the proportional amortization method and amortizes the initial cost of the investment in proportion to the tax benefits, and the net benefit is recognized in the statement of operations as a component of income tax expense. At December 31, 2025 and December 31, 2024, the balance of the investment for qualified affordable housing projects were $64.2 million and $73.6 million, respectively. Total unfunded commitments related to the investments in qualified affordable housing projects was $6.9 million and $27.1 million at December 31, 2025 and December 31, 2024, respectively. The Company expects to fulfill these commitments between 2024 and 2038. During 2025, 2024, and 2023, the Company recognized amortization expense of $8.7 million, $8.7 million, and $7.4 million, respectively, and recognized tax credits from its investment in affordable housing tax credits of $10.5 million, $8.0 million, and $6.2 million respectively. These amounts were included within income tax expense. The Company had no impairment losses during 2025, 2024 and 2023. NOTE 23: REGULATORY MATTERS FFI and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on FFI and the Bank’s financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of FFI and the Bank’s assets, liabilities, and certain off- balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk-weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies. FFI and the Bank are required to meet risk-based capital standards under the revised capital framework referred to as Basel III set by their respective regulatory authorities. The risk-based capital standards require the achievement of a minimum common equity Tier 1 (“CET1”) risk-based capital ratio of 4.5%, Tier 1 risk-based capital ratio of 6.0% and the total risk-based capital ratio of 8.0%. In addition, the regulatory authorities require the highest rated institutions to maintain a minimum leverage ratio of 4.0%. To be considered “well-capitalized” for bank regulatory purposes, the Bank and the Company are required to have a Tier 1 leverage ratio equal to or greater than 5.0%, a CET1 risk-based capital ratio equal to or greater than 6.5%, a Tier 1 risk-based capital ratio equal to or greater than 8.0%, and total risk-based capital ratio equal to or greater than 10.0%. In addition to meeting the minimum capital requirements, under the Basel III Capital Rules, FFI and the Bank must also maintain the required Capital Conservation Buffer to avoid becoming subject to restrictions

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

on capital distributions and certain discretionary bonus payments to management. The Capital Conservation Buffer is calculated as a ratio of CET1 risk-based capital to risk-weighted assets, and it effectively increases the required minimum risk-based capital ratios. The Capital Conservation Buffer is now at its fully phased-in level of 2.5% and with the minimum required plus capital conservation buffer of 7.0% for the common equity Tier 1 ("CET1") risk-based capital ratio, 8.5% for the Tier 1 risk-based capital ratio and 10.5% for the total risk-based capital ratio. If a banking organization does not hold a capital conservation buffer composed of common equity tier 1 capital above its minimum risk-based capital requirements, it will face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall.

Quantitative measures established by the regulators to ensure capital adequacy require FFI and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to assets (as defined). Management believes, as of December 31, 2025 and December 31, 2024, that FFI and the Bank met all capital adequacy requirements.

The following table sets forth the capital and capital ratios of FFI (on a consolidated basis) and FFB (on a stand-alone basis) as of the respective dates and as compared to the respective regulatory requirements applicable to them:

	Actual		For Capital Adequacy Purposes		To Be Well-Capitalized Under Prompt Corrective Action Provisions	
(dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
FFI						
December 31, 2025						
Common equity tier 1 ratio	$ 823,501	10.75 %	$ 344,865	4.50 %		
Leverage ratio	910,298	7.61 %	478,513	4.00 %		
Tier 1 risk-based capital ratio	910,298	11.88 %	459,821	6.00 %		
Total risk-based capital ratio	1,179,651	15.39 %	613,094	8.00 %		
December 31, 2024						
Common equity tier 1 ratio	$ 912,919	10.54 %	$ 389,938	4.50 %		
Leverage ratio	1,000,568	7.55 %	530,093	4.00 %		
Tier 1 risk-based capital ratio	1,000,568	11.55 %	519,917	6.00 %		
Total risk-based capital ratio	1,209,565	13.96 %	693,223	8.00 %		
FFB						
December 31, 2025						
Common equity tier 1 ratio	$ 1,066,738	13.97 %	$ 343,537	4.50 %	$ 496,220	6.50 %
Leverage ratio	1,066,738	8.94 %	477,535	4.00 %	596,918	5.00 %
Tier 1 risk-based capital ratio	1,066,738	13.97 %	458,049	6.00 %	610,732	8.00 %
Total risk-based capital ratio	1,162,206	15.22 %	610,732	8.00 %	763,415	10.00 %
December 31, 2024						
Common equity tier 1 ratio	$ 1,141,374	13.22 %	$ 388,449	4.50 %	$ 561,092	6.50 %
Leverage ratio	1,141,374	8.63 %	529,129	4.00 %	661,412	5.00 %
Tier 1 risk-based capital ratio	1,141,374	13.22 %	517,931	6.00 %	690,575	8.00 %
Total risk-based capital ratio	1,176,913	13.63 %	690,575	8.00 %	863,219	10.00 %

As of each of the dates set forth in the above table, FFI exceeded the minimum required capital ratios applicable to it and FFB's capital ratios exceeded the minimums necessary to qualify as a well-capitalized depository institution under the prompt corrective action regulations. The required ratios for capital adequacy set forth in the above table do not include the additional capital conservation buffer, though each of the Company and FFB maintained capital ratios necessary to satisfy the capital conservation buffer requirements as of the dates indicated.

As of December 31, 2025, the amount of capital at FFB in excess of amounts required to be well capitalized was $571 million for the Common equity tier 1 ratio, $470 million for the Leverage ratio, $456 million for the Tier 1 risk-based

133

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 134 capital ratio and $399 million for the Total risk-based capital ratio. No conditions or events have occurred since December 31, 2025 that we believe have changed FFI’s or FFB’s capital adequacy classifications from those set forth in the above table. NOTE 24: NONINTEREST INCOME The following table represents revenue from contracts with customers as well as other noninterest income for the years ended December 31: (dollars in thousands) 2025 2024 2023 Asset management, consulting and other fees: Wealth management $ 27,328 $ 29,462 $ 28,165 Trust fees 6,650 6,458 6,753 Consulting fees 395 309 354 Total $ 34,373 $ 36,229 $ 35,272 Other income (loss): Deposit fees $ 2,167 $ 1,843 $ 2,019 Loan related fees 7,683 5,608 7,213 Valuation gain (loss) on equity investment (42) 204 1 Other 644 2,431 2,542 Total $ 10,452 $ 10,086 $ 11,775 Valuation loss on equity investment at December 31, 2025 relates to the Company’s equity investment in NYDIG which is recorded as a component of other assets in the consolidated balance sheets. NOTE 25: OTHER EXPENSES The following items are included in the consolidated statements of operations as other expenses for the years ended December 31: (dollars in thousands) 2025 2024 2023 Regulatory assessments $ 21,503 $ 20,454 $ 14,729 Directors’ compensation expenses 1,203 1,073 1,009 The increase in regulatory assessment expense is due to an increase in FDIC insurance premiums.

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 135 NOTE 26: SEGMENT REPORTING In 2025, 2024, and 2023 the Company had two reportable business segments: Banking (“FFB”) and Wealth Management (“FFA”). The results of FFI and any elimination entries are included in the column labeled Other. The reportable segments are determined by products and services offered and the corporate structure. Business segment earnings before taxes are the primary measure of the segment’s performance as evaluated by management. Business segment earnings before taxes include direct revenue and expenses of the segment as well as corporate and inter-company cost allocations. Allocations of corporate expenses, such as finance and accounting, data processing and human resources, are calculated based on estimated activity or usage levels. The management accounting process measures the performance of the operating segments based on the Company’s management structure and is not necessarily comparable with similar information for other financial services companies. If the management structures and/or the allocation process changes, allocations, transfers and assignments may change. In accordance with ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, the significant expenses shown in the tables below are those that are regularly provided to the chief operating decision maker (“CODM”) who regularly uses them, along with other information in assessing the segment’s performance and in decisions regarding allocation of resources. With respect to ASU 2023-07, the CODM for the Company is the Chief Executive Officer. The following tables show key operating results for each of our business segments used to arrive at our consolidated totals for the years ended December 31:

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

(dollars in thousands)	Banking	Wealth Management	Other	Total
2025:				
Interest income	$ 540,989	$ —	$ —	$ 540,989
Interest expense	346,159	—	7,427	353,586
Net interest income	194,830	—	(7,427)	187,403
Provision for credit losses	64,306	—	—	64,306
Noninterest income	20,382	28,435	(1,443)	47,374
Noninterest expense				
Compensation and benefits	76,531	20,911	(790)	96,652
Customer service costs	44,110	—	—	44,110
Professional services and marketing costs	22,269	3,962	6,957	33,188
Other	63,671	2,608	1,787	68,066
(Loss) income before income taxes	(55,675)	954	(16,824)	(71,545)
Income tax (benefit) expense	77,255	364	5,993	83,612
Net (loss) income	$ (132,930)	$ 590	$ (22,817)	$ (155,157)
2024:				
Interest income	$ 610,996	$ —	$ —	$ 610,996
Interest expense	421,503	—	6,849	428,352
Net interest income	189,493	—	(6,849)	182,644
Provision for credit losses	20,700	—	—	20,700
Noninterest income	22,518	30,583	(1,456)	51,645
LHFS LOCOM adjustment	(117,517)	—	—	(117,517)
Noninterest expense				
Compensation and benefits	64,954	16,602	2,361	83,917
Customer service costs	63,586	—	—	63,586
Professional services and marketing costs	12,574	3,825	1,598	17,997
Other	63,903	2,606	1,443	67,952
(Loss) income before income taxes	(131,223)	7,550	(13,707)	(137,380)
Income tax expense (benefit)	(43,790)	2,129	(3,312)	(44,973)
Net (loss) income	$ (87,433)	$ 5,421	$ (10,395)	$ (92,407)
2023:				
Interest income	$ 573,691	$ —	$ —	$ 573,691
Interest expense	364,310	—	7,076	371,386
Net interest income	209,381	—	(7,076)	202,305
Provision (reversal) for credit losses	(482)	—	—	(482)
Noninterest income	21,540	29,358	(1,547)	49,351
Noninterest expense				
Goodwill impairment	215,252	—	—	215,252
Compensation and benefits	67,114	16,049	1,134	84,297
Customer service costs	76,806	—	—	76,806
Professional services and marketing costs	9,626	3,487	2,071	15,184
Other	56,968	2,564	1,131	60,663
Income (loss) before income taxes	(194,363)	7,258	(12,959)	(200,064)
Income tax expense (benefit)	560	2,072	(3,632)	(1,000)
Net income (loss)	$ (194,923)	$ 5,186	$ (9,327)	$ (199,064)

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

The following tables show the financial position for each of our business segments, and of FFI which is included in the column labeled Other, and the eliminating entries used to arrive at our consolidated totals at December 31:

(dollars in thousands)	Banking	Wealth Management	Other	Eliminations	Total
2025:					
Cash and cash equivalents	$ 1,624,454	$ 14,226	$ 11,179	$ (24,989)	$ 1,624,870
Securities AFS, net	2,430,475	—	—	—	2,430,475
Securities HTM, net	634,333	—	—	—	634,333
Loans held for sale	261,448	—	—	—	261,448
Loans held for investment, net	6,635,328	—	—	—	6,635,328
Investment in FHLB Stock	43,616	—	—	—	43,616
Accrued interest receivable	45,822	—	—	—	45,822
Deferred taxes	—	—	—	—	—
Premises and equipment, net	34,444	83	136	—	34,663
Real estate owned ("REO")	6,210	—	—	—	6,210
Bank owned life insurance	51,405	—	—	—	51,405
Core deposit intangibles	2,400	—	—	—	2,400
Derivative assets	8,785	—	—	—	8,785
Other assets	103,242	405	1,097,878	(1,076,803)	124,722
Total assets	$ 11,881,962	$ 14,714	$ 1,109,193	$ (1,101,792)	$ 11,904,077
Deposits	$ 9,309,559	$ —	$ —	$ (24,989)	$ 9,284,570
Borrowings	1,418,018	—	12,500	—	1,430,518
Subordinated debt	—	—	173,521	—	173,521
Derivative liabilities	6,938	—	—	—	6,938
Intercompany balances	2,583	1,230	(3,813)	—	—
Accounts payable and other liabilities	78,874	2,671	14,398	—	95,943
Shareholders' equity	1,065,990	10,813	912,587	(1,076,803)	912,587
Total liabilities and equity	$ 11,881,962	$ 14,714	$ 1,109,193	$ (1,101,792)	$ 11,904,077
2024:					
Cash and cash equivalents	$ 1,015,832	$ 20,668	$ 7,692	$ (28,060)	$ 1,016,132
Securities AFS, net	1,313,885	—	—	—	1,313,885
Securities HTM, net	712,105	—	—	—	712,105
Loans held for sale	1,285,819	—	—	—	1,285,819
Loans held for investment, net	7,909,091	—	—	—	7,909,091
Investment in FHLB Stock	37,869	—	—	—	37,869
Accrued interest receivable	54,804	—	—	—	54,804
Deferred taxes	69,669	(3,004)	9,985	—	76,650
Premises and equipment, net	35,492	178	136	—	35,806
Real estate owned ("REO")	6,210	—	—	—	6,210
Bank owned life insurance	49,993	—	—	—	49,993
Core deposit intangibles	3,558	—	—	—	3,558
Derivative assets	5,086	—	—	—	5,086
Other assets	112,485	524	1,231,925	(1,206,677)	138,257
Total assets	$ 12,611,898	$ 18,366	$ 1,249,738	$ (1,234,737)	$ 12,645,265
Deposits	$ 9,898,339	$ —	$ —	$ (28,060)	$ 9,870,279
Borrowings	1,425,369	—	—	—	1,425,369
Subordinated debt	—	—	173,459	—	173,459
Intercompany balances	(1,031)	(2,046)	3,077	—	—
Accounts payable and other liabilities	100,549	2,406	19,839	1	122,795
Shareholders' equity	1,188,672	18,006	1,053,363	(1,206,678)	1,053,363
Total liabilities and equity	$ 12,611,898	$ 18,366	$ 1,249,738	$ (1,234,737)	$ 12,645,265

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FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

NOTE 27: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

(dollars in thousands, except per share amounts)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Year Ended December 31, 2025:					
Interest income	$ 141,742	$ 137,125	$ 134,737	$ 127,385	$ 540,989
Interest expense	89,943	87,043	88,659	87,941	353,586
Net interest income	51,799	50,082	46,078	39,444	187,403
Provision (reversal) for credit losses	3,417	2,366	65,045	(6,522)	64,306
Noninterest income	19,602	1,338	17,519	8,915	47,374
Noninterest expense	61,721	59,924	57,482	62,889	242,016
(Loss) income before income taxes	6,263	(10,870)	(58,930)	(8,008)	(71,545)
Income tax (benefit) expense	(633)	(3,180)	87,393	32	83,612
Net income (loss)	$ 6,896	$ (7,690)	$ (146,323)	$ (8,040)	$ (155,157)
Income (loss) per share					
Basic	$ 0.08	$ (0.09)	$ (1.78)	$ (0.10)	$ (1.88)
Diluted	$ 0.08	$ (0.09)	$ (1.78)	$ (0.10)	$ (1.88)
Year Ended December 31, 2024:					
Interest income	$ 150,453	$ 150,914	$ 157,156	$ 152,473	$ 610,996
Interest expense	112,067	107,085	108,037	101,163	428,352
Net interest income	38,386	43,829	49,119	51,310	182,644
Provision (reversal) for credit losses	577	(806)	282	20,647	20,700
Noninterest income	12,683	13,658	11,937	13,367	51,645
LHFS LOCOM adjustment	—	—	(117,517)	—	(117,517)
Noninterest expense	50,609	55,629	60,225	66,989	233,452
Income (loss) before income taxes	(117)	2,664	(116,968)	(22,959)	(137,380)
Income tax expense (benefit)	(910)	(421)	(34,794)	(8,848)	(44,973)
Net income (loss)	$ 793	$ 3,085	$ (82,174)	$ (14,111)	$ (92,407)
Income (loss) per share					
Basic	$ 0.01	$ 0.05	$ (1.23)	$ (0.17)	$ (1.41)
Diluted	$ 0.01	$ 0.05	$ (1.23)	$ (0.17)	$ (1.41)
Year Ended December 31, 2023:					
Interest income	$ 137,000	$ 145,328	$ 144,765	$ 146,598	$ 573,691
Interest expense	78,245	96,344	92,692	104,105	371,386
Net interest income	58,755	48,984	52,073	42,493	202,305
Provision (reversal) for credit losses	417	887	(2,015)	229	(482)
Noninterest income	11,698	12,079	11,698	13,876	49,351
Noninterest expense					
Goodwill impairment	—	215,252	—	—	215,252
Operating	59,340	57,512	64,206	55,892	236,950
Income (loss) before income taxes	10,696	(212,588)	1,580	248	(200,064)
Income tax expense (benefit)	2,200	(300)	(600)	(2,300)	(1,000)
Net income (loss)	$ 8,496	$ (212,288)	$ 2,180	$ 2,548	$ (199,064)
Income per share					
Basic	$ 0.15	$ (3.76)	$ 0.04	$ 0.05	$ (3.53)
Diluted	$ 0.15	$ (3.76)	$ 0.04	$ 0.05	$ (3.53)

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Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 139 NOTE 28: PARENT-ONLY FINANCIAL STATEMENTS BALANCE SHEETS December 31, (dollars in thousands) 2025 2024 ASSETS Cash and cash equivalents $ 11,179 $ 7,692 Premises and equipment, net 136 136 Deferred taxes — 9,985 Investment in subsidiaries 1,076,803 1,206,678 Other assets 21,075 25,247 Total Assets $ 1,109,193 $ 1,249,738 LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities: Borrowings $ 12,500 $ — Subordinated debt 173,521 173,459 Intercompany payable (3,813) 3,077 Accounts payable and other liabilities 14,398 19,839 Total Liabilities 196,606 196,375 Shareholders’ Equity Preferred Stock 86,797 87,649 Common Stock 83 82 Additional paid-in-capital 855,270 849,509 Retained earnings (30,119) 125,038 Accumulated other comprehensive loss, net of tax 556 (8,915) Total Shareholders’ Equity 912,587 1,053,363 Total Liabilities and Shareholders’ Equity $ 1,109,193 $ 1,249,738 STATEMENTS OF OPERATIONS For the Year Ended December 31, (dollars in thousands) 2025 2024 2023 Interest expense—borrowings and subordinated debt $ 7,427 $ 6,849 $ 7,076 Noninterest income: (Loss) earnings from investment in subsidiaries (132,340) (82,012) (189,737) Other (loss) income — — (1) Total noninterest (loss) income (132,340) (82,012) (189,738) Noninterest expense: Compensation and benefits (790) 2,361 1,135 Occupancy and depreciation 7 25 9 Professional services and marketing costs 8,399 3,054 3,617 Other expenses 1,781 1,418 1,120 Total noninterest expense 9,397 6,858 5,881 (Loss) income before income taxes (149,164) (95,719) (202,695) Income tax (benefit) expense 5,993 (3,312) (3,631) Net (loss) income $ (155,157) $ (92,407) $ (199,064)

Table of Contents FIRST FOUNDATION INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued) Years Ended December 31, 2025, 2024, and 2023 140 STATEMENTS OF COMPREHENSIVE INCOME (LOSS) For the Year Ended December 31, (dollars in thousands) 2025 2024 2023 Net loss $ (155,157) $ (92,407) $ (199,064) Other comprehensive income (loss), net of tax: Unrealized holding gains (losses) on securities arising during the period 20,570 2,863 (1,594) Reclassification adjustment for gain included in net income (4,195) (852) (1,630) Total change in unrealized gain (loss) on available-for-sale securities 16,375 2,011 (3,224) Unrealized loss on cash flow hedge arising during this period (6,304) 3,651 — Amortization of unrealized loss on securities transferred from available-for-sale to held- to-maturity (600) (390) 980 Total other comprehensive income (loss) 9,471 5,272 (2,244) Total comprehensive loss (145,686) (87,135) (201,308)

Table of Contents

FIRST FOUNDATION INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31, 2025, 2024, and 2023

STATEMENTS OF CASH FLOWS

(dollars in thousands)	For the Year Ended December 31, 2025	2024	2023
Cash Flows from Operating Activities:			
Net (loss) income	$ (155,157)	$ (92,407)	$ (199,064)
Adjustments to reconcile net (loss) income to net cash used in operating activities:			
Loss (Earnings) from investment in subsidiaries	132,340	82,012	189,737
Stock–based compensation expense	(621)	842	148
Deferred tax liability (benefit)	784	(7,943)	2,407
Decrease in valuation allowance on deferred tax asset	11,548	—	—
(Increase) decrease in other assets	4,860	(36)	3,522
(Decrease) increase in accounts payable and other liabilities	(5,440)	(53)	2,283
Net cash used in operating activities	(11,686)	(17,585)	(967)
Cash Flows from Investing Activities:			
Investment in subsidiaries	—	(200,000)	(35,000)
Dividend from subsidiary	9,500	—	47,500
Net cash (used in) provided by investing activities	9,500	(200,000)	12,500
Cash Flows from Financing Activities:			
Net (decrease) increase in line of credit	12,500	—	(20,000)
Net increase in subordinated debt	62	62	62
Proceeds from issuance of common stock	—	35,318	—
Proceeds from issuance of preferred stock	—	138,462	—
Proceeds from issuance of warrants	—	54,219	—
Equity issuance costs	—	(13,519)	—
Proceeds from the sale of stock, net	1	—	158
Repurchase of stock	—	—	—
Intercompany accounts, net (increase) decrease	(6,890)	(3,398)	8,447
Dividends paid	—	(1,130)	(9,020)
Net cash provided by (used in) financing activities	5,673	210,014	(20,353)
(Decrease) increase in cash and cash equivalents	3,487	(7,571)	(8,820)
Cash and cash equivalents at beginning of year	7,692	15,263	24,083
Cash and cash equivalents at end of year	$ 11,179	$ 7,692	$ 15,263

NOTE 29: SUBSEQUENT EVENTS

FFI and FirstSun announced the receipt of regulatory approval from the Board of Governors of the Federal Reserve System to complete the proposed merger of FFI with and into FirstSun on March 12, 2026, and the receipt of regulatory approval from the Office of the Comptroller of the Currency to complete the proposed merger of First Foundation Bank with and into Sunflower Bank on February 25, 2026. As a result, all necessary bank regulatory approvals to complete the mergers have been received. The mergers are expected to close on April 1, 2026 subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement.

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